                                                                    Exhibit 10.1

                              INDUSTRIAL/WAREHOUSE

                                 LEASE AGREEMENT



                      OPUS NORTH CORPORATION, AS LANDLORD,



                                       AND



                   BRIGHTPOINT NORTH AMERICA, L.P., AS TENANT.











             PLAINFIELD BUSINESS CENTER AT AIRWEST -- BUILDING VIII

                               PLAINFIELD, INDIANA

                                TABLE OF CONTENTS

DEFINITIONS.......................................................................................................1

BASIC TERMS.......................................................................................................1

ARTICLE 1         LEASE OF PREMISES AND LEASE TERM................................................................3

                  1.1      Premises...............................................................................3
                  1.2      Term; Commencement.....................................................................3
                           1.2.1    Delayed Substantial Completion................................................3
                  1.3      Access Prior to Substantial Completion.................................................3
                  1.4      Quiet Enjoyment........................................................................4
                  1.5      Common Area............................................................................4
                  1.6      Extension of Term......................................................................4
                           1.6.1    Rent Appraisal................................................................4

ARTICLE 2         RENTAL AND OTHER PAYMENTS.......................................................................5
                  2.1      Basic Rent.............................................................................5
                  2.2      Additional Rent........................................................................5
                  2.3      Delinquent Rental Payments.............................................................5
                  2.4      No Accord and Satisfaction.............................................................5
                  2.5      Rent Tax...............................................................................6

ARTICLE 3         PROPERTY EXPENSES...............................................................................6
                  3.1      Payment of Property Expenses...........................................................6
                  3.2      Estimation of Tenant's Share of Excess Property Expenses...............................6
                  3.3      Payment of Estimated Tenant's Share of Excess Property Expenses........................6
                  3.4      Confirmation of Tenant's Share of Excess Property Expenses.............................6
                  3.5      Tenant's Inspection and Audit Rights...................................................6
                  3.6      Adjustment for Variable Property Expenses..............................................7
                  3.7      Personal Property Taxes................................................................7
                  3.8      Landlord's Right to Contest Property Taxes.............................................7

ARTICLE 4         TENANT'S USE....................................................................................7
                  4.1      Permitted Use..........................................................................7
                  4.2      Acceptance of Premises.................................................................8
                  4.3      Laws/Property Rules....................................................................8
                  4.4      Indemnification........................................................................8
                  4.5      Increased Insurance....................................................................8
                  4.6      Parking................................................................................8
                  4.7      Signage................................................................................9

ARTICLE 5         HAZARDOUS MATERIALS.............................................................................9
                  5.1      Compliance with Hazardous Materials Laws...............................................9
                  5.2      Notice of Actions......................................................................9
                  5.3      Hazardous Materials Indemnification: Tenant............................................9
                  5.4      Hazardous Materials Indemnification: Landlord.........................................10

ARTICLE 6         SERVICES AND UTILITIES.........................................................................10

ARTICLE 7         MAINTENANCE AND REPAIR.........................................................................10
                  7.1      Landlord's Obligations................................................................10
                  7.2      Tenant's Obligations..................................................................11
                           7.2.1    Maintenance of Premises......................................................11
                           7.2.2    Tenant Damage................................................................11
                           7.2.3    Alterations Required by Laws.................................................11

                           7.2.4    Notice to Landlord...........................................................11

ARTICLE 8         ALTERATIONS....................................................................................11
                  8.1      Landlord Approval.....................................................................11
                  8.2      Tenant Responsible for Cost and Insurance.............................................12
                  8.3      Construction Obligations; Ownership of Alterations....................................12
                  8.4      Liens.................................................................................13
                  8.5      Indemnification.......................................................................13

ARTICLE 9         RIGHTS RESERVED BY LANDLORD....................................................................13
                  9.1      Landlord's Entry......................................................................13
                  9.2      Control of Property...................................................................13
                  9.3      Common Area...........................................................................14
                  9.4      Right to Cure.........................................................................14

ARTICLE 10        INSURANCE......................................................................................14
                  10.1     Tenant's Insurance....................................................................14
                           10.1.1   Liability Insurance..........................................................14
                           10.1.2   Property Insurance...........................................................14
                           10.1.3   Other Insurance..............................................................14
                  10.2     Landlord's Insurance..................................................................15
                           10.2.1   Property Insurance...........................................................15
                           10.2.2   Liability Insurance..........................................................15
                  10.3     Waivers and Releases of Claims and Subrogation........................................15
                           10.3.1   Tenant's Waiver and Release..................................................15
                           10.3.2   Landlord's Waiver and Release................................................15
                           10.3.3   Limitation on Waivers of Claims..............................................15
                  10.4     Tenant's Failure to Insure............................................................16
                  10.5     No Limitation.........................................................................16

ARTICLE 11        DAMAGE OR DESTRUCTION..........................................................................16
                  11.1     Tenantable Within 180 Days............................................................16
                  11.2     Not Tenantable Within 180 Days........................................................16
                  11.3     Property Substantially Damaged........................................................16
                  11.4     Insufficient Proceeds.................................................................16
                  11.5     Landlord's Repair; Rent Abatement.....................................................16
                  11.6     Rent Abatement if Lease Terminates....................................................17
                  11.7     Exclusive Casualty Remedy.............................................................17
                  11.8     Notice to Landlord....................................................................17

ARTICLE 12        EMINENT DOMAIN.................................................................................17
                  12.1     Termination of Lease..................................................................17
                  12.2     Landlord's Repair Obligations.........................................................17
                  12.3     Tenant's Participation................................................................18
                  12.4     Exclusive Taking Remedy...............................................................18

ARTICLE 13        TRANSFERS......................................................................................18
                  13.1     Restriction on Transfers..............................................................18
                  13.2     Recapture Right.......................................................................18
                  13.3     Costs.................................................................................18
                  13.4     Landlord's Consent Standards..........................................................18
                  13.5     Transfers to Affiliates...............................................................19

ARTICLE 14        DEFAULTS; REMEDIES.............................................................................19
                  14.1     Events of Default.....................................................................19
                           14.1.1   Failure to Pay Rent..........................................................19


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
                           14.1.2   Failure to Perform...........................................................19
                           14.1.3   Misrepresentation............................................................20
                           14.1.4   Other Defaults...............................................................20
                  14.2     Remedies..............................................................................20
                           14.2.1   Termination of Tenant's Possession/Re-entry and Reletting Right..............20
                           14.2.2   Termination of Lease.........................................................21
                           14.2.3   Present Worth of Rent........................................................21
                           14.2.4   Other Remedies...............................................................21
                  14.3     Costs.................................................................................21
                  14.4     Waiver of Re-entry Claims.............................................................21
                  14.5     Landlord's Default....................................................................22
                  14.6     No Waiver.............................................................................22

ARTICLE 15        CREDITORS; ESTOPPEL CERTIFICATES...............................................................22
                  15.1     Subordination.........................................................................22
                  15.2     Attornment............................................................................22
                  15.3     Mortgagee Protection Clause...........................................................23
                  15.4     Estoppel Certificates.................................................................23
                           15.4.1   Contents.....................................................................23
                           15.4.2   Failure to Deliver...........................................................23

ARTICLE 16........SURRENDER; HOLDING OVER........................................................................23
                  16.1     Surrender of Premises.................................................................23
                  16.2     Holding Over..........................................................................24

ARTICLE 17........TENANT'S IMPROVEMENTS..........................................................................24
                  17.1     Tenant's Improvements.................................................................24
                           17.1.1   Design; Compliance with Laws.................................................24
                           17.1.2   Improvement Allowance........................................................25
                           17.1.3   Reconciliation Notifications.................................................25
                           17.1.4   Increased Contribution.......................................................25
                           17.1.5   Unapplied Tenant Improvement Funds...........................................26
                           17.1.6   Issued for Construction Plans................................................26
                  17.2     Change Orders.........................................................................27
                           17.2.1   Change Order Payments........................................................27
                  17.3     Tenant's Representative...............................................................27
                  17.4     Substantial Completion................................................................27
                  17.5     Punch List............................................................................27
                  17.6     Construction Warranty.................................................................28
                  17.7     Tenant Finish Work....................................................................28
                  17.8     Milestone Dates.......................................................................28

ARTICLE 18........ADDITIONAL PROVISIONS..........................................................................29
                  18.1     Security Deposit......................................................................29

ARTICLE 19........MISCELLANEOUS PROVISIONS.......................................................................29
                  19.1     Notices...............................................................................29
                  19.2     Transfer of Landlord's Interest.......................................................29
                  19.3     Successors............................................................................29
                  19.4     Captions and Interpretation...........................................................29
                  19.5     Relationship of Parties...............................................................29
                  19.6     Entire Agreement; Amendment...........................................................29
                  19.7     Severability..........................................................................29
                  19.8     Landlord's Limited Liability..........................................................30
                  19.9     Survival..............................................................................30
                  19.10    Attorneys' Fees.......................................................................30

                  19.11    Brokers...............................................................................30
                  19.12    Intentionally Deleted.................................................................30
                  19.13    Governing Law.........................................................................30
                  19.14    Time is of the Essence................................................................30
                  19.15    Joint and Several Liability...........................................................30
                  19.16    Independent Obligations...............................................................30
                  19.17    Tenant's Organization Documents; Authority............................................30
                  19.18    Force Majeure.........................................................................31
                  19.19    Management............................................................................31
                  19.20    Financial Statements..................................................................31
                  19.21    No Recording..........................................................................31
                  19.22    Nondisclosure of Lease Terms..........................................................31
                  19.23    Construction of Lease and Terms.......................................................31
                  19.24    No Exculpation for Negligence.........................................................31
                  19.25    Net Rent Prohibition..................................................................32
                  19.26    Additional Trailer Parking............................................................32


                                    EXHIBITS



         EXHIBIT "A"            Definitions

         EXHIBIT "B"            Legal Description of the Land

         EXHIBIT "C"            Site Plan

         EXHIBIT "D"            Commencement Date Memorandum

         EXHIBIT "E"            Property Rules

         EXHIBIT "F-1"          Preliminary Outline Specifications

         EXHIBIT "F-2"          Space Plan

                      INDUSTRIAL/WAREHOUSE LEASE AGREEMENT

         This Industrial/Warehouse Lease Agreement is made and entered into as of the Effective Date by and between Opus North Corporation, an Illinois corporation, as Landlord, and Brightpoint North America, L.P., a Delaware limited partnership, as Tenant.

                                   DEFINITIONS

         Capitalized terms used in this Lease and not defined elsewhere have the meanings given them on the attached EXHIBIT "A."

                                   BASIC TERMS

         The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:


1.         PREMISES:                                      The Premises consist of approximately 321,627
                                                          rentable square feet located within the Building as
                                                          depicted on EXHIBIT "C." The Premises will be
                                                          comprised of approximately 271,304 rentable square
                                                          feet of warehouse space and approximately 49,888
                                                          rentable square feet of non-warehouse space. The
                                                          rentable square footage of the Premises described
                                                          herein also includes approximately 435 square feet of
                                                          a common sprinkler and electrical room in the
                                                          Building (although that room will not be a part of
                                                          the Premises), that 435 square feet being Tenant's
                                                          proportionate share of that sprinkler and electrical
                                                          room. (See Section 1.1)



2.         BUILDING:                                      A warehouse/distribution building located at 1251
                                                          South Perry Road, Plainfield, Indiana consisting of
                                                          approximately 321,627 rentable square feet.

3.         LEASE TERM:                                    64 months  (See Section 1.2)

4.         TERM EXTENSION/RENEWAL OPTIONS:                Two Renewal Options of Five years each (See Section 1.6)

5.         DELIVERY DATE:                                 March 15, 2006 (See Section 1.2)

6.         BASIC RENT:

           Months                                         Annual Basic Rent             Monthly Installments of Basic
                                                          (based on 321,627 rentable    Rent (based on 321,627
                                                          square feet) (See             rentable square feet)
                                                          Section 2.1)

           1 to 4                                         $0.00                          $0.00

           5 to 64                                        $1,272,613.71                  $106,051.14

7.         INITIAL TENANT'S SHARE OF EXCESS PROPERTY      100%.
           EXPENSES PERCENTAGE:

8.         PERMITTED USE:                                 warehouse and distribution with related office

9.         IMPROVEMENT ALLOWANCE:                         $1,763,421.00 (See Section 17.1.2 and Outline
                                                          Specifications).

10.        SECURITY DEPOSIT:                              N.A.

11.        CURRENT PROPERTY MANAGER/RENT PAYMENT ADDRESS: Opus North Management Corporation
                                                          9700 Higgins Road, Suite 900
                                                          Rosemont, Illinois  60018-4713
                                                          Telephone:  (847) 692-4444
                                                          Facsimile:  (847) 318-1127

12.        ADDRESS OF LANDLORD FOR NOTICES:               Opus North corporation
                                                          9700 Higgins Road, Suite 900
                                                          Rosemont, Illinois 60018
                                                          Attn:  President
                                                          Telephone:  (847) 692-4444
                                                          Facsimile:  (847) 318-1127

           With a copy to:                                Opus Corporation
                                                          10350 Bren Road West
                                                          Minnetonka, Minnesota  55343
                                                          Attn:  Legal Department
                                                          Telephone:  (952) 656-4444
                                                          Facsimile:  (952) 656-4755

           With a copy to:                                Property Manager at the address described above in the Basic
                                                          Terms.

13.        ADDRESS OF TENANT FOR NOTICES:                 Brightpoint North America, L.P.
                                                          501 Airtech Parkway
                                                          Plainfield, Indiana 46168
                                                          Telephone: (317) 707-2520
                                                          Facsimile: (317) 707-2514
                                                          Attn:  General Counsel

           With a copy to:                                Baker & Daniels
                                                          600 East 96th Street, Suite 600
                                                          Indianapolis, Indiana 46240
                                                          Telephone: (317) 569-4680
                                                          Facsimile: (317) 569-4800
                                                          Attn:  Joseph M. Scimia

14.        BROKER(s):                                     Colliers Turley Martin Tucker
                                                          Meridian Real Estate Services (See Section 19.11)

15.        GUARANTOR(s):                                  N/A.

                                    ARTICLE 1
                        LEASE OF PREMISES AND LEASE TERM

         1.1 PREMISES. In consideration of the covenants and agreements set forth in this Lease and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms and conditions set forth in this Lease. The approximate sizes of the Premises and Building are set forth in the Basic Terms. Pending measurement as provided below, those figures will be used for determining Rent. Prior to or upon Substantial Completion, Landlord's architect will measure the Premises and the Building. The Premises will be measured from the exterior surface of exterior walls to the centerline of all walls common to the premises of other tenants in the Building. The Building will be measured from the exterior surface of all exterior walls of the Building. The square footages so determined will be specified in the Commencement Date Memorandum executed as provided in Section 1.2. Landlord and Tenant agree that such measurement by Landlord's architect will conclusively establish the size of the Premises and the Building for determining Rent and for all other purposes under this Lease, absent manifest error.

         1.2 TERM; COMMENCEMENT. The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires at 5:00 p.m. on the last day of the last calendar month of the Term. Landlord will tender possession of the Premises to Tenant upon Substantial Completion of Tenant's Improvements pursuant to Article 17. Promptly after the Commencement Date, Landlord and Tenant will execute a "Commencement Date Memorandum" in substantially the form of EXHIBIT "D" to this Lease.

                  1.2.1 DELAYED SUBSTANTIAL COMPLETION. Notwithstanding the provisions of Section 1.2, if the Commencement Date does not occur on or before May 31, 2006 ("LATE DELIVERY DATE"), then Tenant may, upon written notice to Landlord delivered within 10 Business Days after the Late Delivery Date, elect to terminate the Lease by written notice to Landlord whereupon the Lease will terminate and neither party will have any rights or remedies with respect to such termination. In the event that (a) Tenant's notice of termination is delivered after the Commencement Date has occurred, or (b) Tenant's notice of termination is not delivered within the time period required above, then such notice will be void and of no force or effect and Tenant will be deemed to have waived its right to terminate this Lease pursuant to this Section 1.2.1. Notwithstanding anything in this Section 1.2.1 to the contrary, (i) the Late Delivery Date will be extended by reason of Tenant Delay or Force Majeure, and
(ii) Tenant's rights under this Section will be Tenant's sole and exclusive rights and remedies against Landlord for any delay in achieving the Commencement Date.

         1.3 ACCESS PRIOR TO SUBSTANTIAL COMPLETION. Subject to this Section 1.3, beginning on or about February 1, 2006 (or such later date as may be required in the event of Tenant Delays or other Force Majeure), Tenant will be allowed to install its racking and related trade fixtures in the warehouse portion of the Premises; provided, however, that (a) any such use of the Premises is also subject to, and Tenant must comply with and observe, all applicable Laws (including, without limitation, any required Certificate of Occupancy), all safety rules and procedures of applicable governmental authorities and all reasonable safety rules and procedures of Landlord, and all other terms and conditions of this Lease, (b) Tenant will not unreasonably interfere with the construction of Tenant's Improvements or cause any labor dispute as a result of Tenant's installations, (c) Tenant assumes all risk of loss or damage to Tenant's racking and related trade fixtures and to any and all personal property of Tenant or its contractors, subcontractors, agents and employees, unless caused by the gross negligence or willful misconduct of Landlord, and (d) Tenant will indemnify, defend, save and hold harmless the Landlord Parties from and against any loss or damage to such racking, trade fixtures and other personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations, unless caused by the gross negligence or willful misconduct of Landlord. Landlord may, at any time, suspend Tenant's rights to the aforesaid access prior to the Commencement Date if Landlord reasonably determines that such access or any work being performed by or for Tenant is unreasonably interfering with the construction of Tenant's Improvements, is creating security or safety risks or is otherwise not in conformance with the conditions of this Section 1.3. Beginning on the date on which

Tenant commences any activities in the Premises pursuant to this Section 1.3, and continuing through the day before the Commencement Date, Tenant will contribute to the payment of the utility charges at the Premises, if such charges are higher than would customarily be the case for contractors performing the construction of Tenant's Improvements, or otherwise would have been the case, in the absence of such work by or for Tenant. The parties will cooperate to arrive at an equitable allocation of any such charges. Such allocation will be generally designed to result in Tenant's paying that portion of such utility charges attributable to Tenant's activities at the Premises. In no event may Tenant conduct business in the Premises during such early access period.

         1.4 QUIET ENJOYMENT. Landlord covenants and agrees that, from and after the Commencement Date, Tenant may quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease (subject to notice, grace and cure periods specified in this Lease).

         1.5 COMMON AREA. Tenant will have the non-exclusive right, together with the other occupants and users of the Property, to use the Common Area during the Term. Such right to use the Common Area is subject to all of the terms and conditions of this Lease, including without limitation all Property Rules and other Laws.

         1.6 EXTENSION OF TERM. Provided that no Event of Default exists at the time of exercise, Tenant may extend the Term of this Lease for up to two consecutive periods of five years each. Tenant must exercise each such right of extension by delivering written notice of Tenant's exercise at least four months prior to the expiration of the Term (as may have been extended). Each extension of the Term will be on the same terms, covenants and conditions as in this Lease, other than Basic Rent. Basic Rent for the extension period will be ninety-five percent (95%) of Fair Market Basic Rent determined in accordance with the terms and conditions of this Lease. Landlord will deliver Landlord's determination to Tenant at least seven months prior to the expiration of the then-current Term. In no event will the Fair Market Basic Rent for an extension of the Term be less than the Basic Rent (exclusive of temporary abatements) payable by Tenant for the Lease Year immediately prior to commencement of the applicable extension period. These extension rights are personal to Tenant and may not be assigned or transferred in any manner except in connection with an approved Transfer under Article 13.

                  1.6.1 RENT APPRAISAL. If Tenant disputes Landlord's determination of the Fair Market Basic Rent for an extension of the Term, Tenant will deliver notice of such dispute, together with Tenant's proposed Fair Market Basic Rent, to Landlord within five days of Tenant's receipt of Landlord's determination. The parties will then attempt in good faith to agree upon the Fair Market Basic Rent. If they fail to agree within 15 days, then Landlord and Tenant will each appoint an appraiser meeting the criteria below within seven days after the expiration of such 15 day period. Each appraiser must have at least five years of full-time commercial appraisal experience with projects comparable to the Property and be a member of the American Institute of Real Estate Appraisers or a similar professional appraisal association. No appraiser may have any material financial or business interest in common with either of the parties. The two appraisers thus appointed will, within seven days of their mutual appointment, together appoint a third appraiser meeting the foregoing criteria. Within 10 days after the last appraiser is so appointed, Landlord and Tenant may submit to the appraisers their respective determinations of Fair Market Basic Rent and any supporting information or analysis. Within 30 days after the last appraiser is appointed, each of the appraisers will review any such submittals, and any other information the appraiser deems necessary, and each will submit their respective determination of Fair Market Basic Rent to both Landlord and Tenant in a sealed envelope. The Fair Market Basic Rent for the extended Term will then be established as follows:

         (a) If the determinations of at least two of the appraisers are identical, the identical determination is the Fair Market Basic Rent for the extended Term.

         (b) If neither the highest nor the lowest determination of the appraisers differs from the middle determination by more than 5% of such middle determination, then the average of the three determinations is the Fair Market Basic Rent for the extended Term.

         (c) If neither subsection (a) nor (b) applies, then the Fair Market Basic Rent for the extended Term is the average of the middle determination and the determination closest in amount to such middle determination.

Notwithstanding the foregoing, however, in no event will the Fair Market Basic Rent for an extension of the Term be less than the Basic Rent (exclusive of temporary abatements that might otherwise have been in effect under this Lease during that period resulting from Casualty or Taking in accordance with the terms and conditions of this Lease) payable by Tenant for the Lease Year immediately prior to commencement of the applicable extension period. Landlord and Tenant will each pay all costs, fees and expenses of the respective appraiser they appointed. Landlord and Tenant will also each pay, directly to the third appraiser, one-half of all costs, fees and expenses of the third appraiser.

                                    ARTICLE 2
                            RENTAL AND OTHER PAYMENTS

         2.1 BASIC RENT. Tenant will pay Basic Rent in monthly installments to Landlord, in advance, beginning on the Commencement Date and thereafter on the first day of each and every calendar month during the Term. Tenant will make all Basic Rent payments to the Rent Payment Address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without offset or deduction and without any previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

         2.2 ADDITIONAL RENT. Article 3 of this Lease requires Tenant to pay Tenant's Share of Excess Property Expenses as Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all such payments in accordance with Section 3.3 without offset or deduction and without any previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease within 30 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Basic Rent payments.

         2.3 DELINQUENT RENTAL PAYMENTS. If Tenant does not pay any installment of Basic Rent or any Additional Rent on the date the payment is due, Tenant will pay Landlord a late payment charge equal to five percent of the amount of the delinquent payment. Further, if Tenant does not pay any installment of Basic Rent or any Additional Rent on the date the payment is due, Tenant will pay Landlord interest on the delinquent payment calculated at the Maximum Rate from the date the payment is due through the date the payment is made; provided, however, that notwithstanding the foregoing, Tenant will not be assessed the interest on the delinquent payments described above on the first two such delinquent payments in any calendar year if the applicable payment is made within five days of the date due. The parties agree that such amounts represent a fair and reasonable estimate of the damages Landlord will incur by reason of such late payment. Such charges will be considered Additional Rent and Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

         2.4 NO ACCORD AND SATISFACTION. No statement on a payment check from Tenant or in a letter accompanying a payment check is binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of any such statement. No acceptance by Landlord of full or partial Rent during the continuance of any breach or default by Tenant constitutes a wavier of any such breach or default. If Tenant pays any amount other than the actual amount due Landlord, receipt or collection of such partial payment does not constitute an accord and satisfaction. Landlord may retain any such partial payment, whether restrictively endorsed or otherwise, without prejudice to Landlord's right to collect the balance properly due. If all or any portion of any payment is dishonored for any reason, payment will not be deemed made until the entire amount due is actually collected by Landlord. The foregoing provisions apply in kind to the receipt or collection of any amount by a lock box agent or other person on Landlord's behalf.

         2.5 RENT TAX. Tenant will pay to Landlord all Rent Tax (if any) due in connection with this Lease or the payment of Rent hereunder, which Rent Tax will be paid by Tenant to Landlord concurrently with each payment of Rent made by Tenant to Landlord under this Lease.

                                    ARTICLE 3
                                PROPERTY EXPENSES

         3.1 PAYMENT OF PROPERTY EXPENSES. Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant's Share of Excess Property Expenses for each calendar year of the Term; provided, however, that, notwithstanding anything in this Lease to the contrary, Tenant will not be required to pay Tenant's Share of Excess Property Expenses for calendar year 2006. Landlord will prorate Tenant's Share of Excess Property Expenses for the calendar year in which this Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

         3.2 ESTIMATION OF TENANT'S SHARE OF EXCESS PROPERTY EXPENSES. Landlord will deliver to Tenant a written estimate of the following for each calendar year of the Term after 2006: (a) Property Expenses, (b) Excess Property Expenses, (c) Tenant's Share of Excess Property Expenses and (d) the annual and monthly Additional Rent attributable to Tenant's Share of Excess Property Expenses. Landlord may re-estimate Property Expenses from time to time during the Term. In such event, Landlord will revise the monthly Additional Rent attributable to Tenant's Share of Excess Property Expenses to an amount sufficient for Tenant to pay the re-estimated amount over the balance of the calendar year. Landlord will notify Tenant at least 30 days prior to the effective date of any such re-estimate.

         3.3 PAYMENT OF ESTIMATED TENANT'S SHARE OF EXCESS PROPERTY EXPENSES. Tenant will pay the amount Landlord reasonably estimates as Tenant's Share of Excess Property Expenses under Section 3.2 in equal monthly installments, in advance, beginning on the Commencement Date and thereafter on the first day of each and every calendar month during the Term. If Landlord has not delivered a new estimate to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant's Share of Excess Property Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount for such calendar year (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

         3.4 CONFIRMATION OF TENANT'S SHARE OF EXCESS PROPERTY EXPENSES. After the end of each calendar year within the Term and no later than 120 days after the end of each such calendar year, Landlord will determine the actual amount of Tenant's Share of Excess Property Expenses for the expired calendar year and deliver to Tenant a written statement of such amount. If Tenant paid less than the amount of Tenant's Share of Excess Property Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent within 30 days after Tenant's receipt of that statement. If Tenant paid more than the amount of Tenant's Share of Excess Property Expenses specified in the statement, Landlord will either (a) refund the excess amount to Tenant within 30 days after Tenant's receipt of that statement if there will be no future payments due from Tenant under this Lease, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute a waiver of either party's rights under this section.

         3.5 TENANT'S INSPECTION AND AUDIT RIGHTS. If Tenant desires to audit Landlord's determination of the actual amount of Tenant's Share of Excess Property Expenses for any calendar year, Tenant must deliver to Landlord written notice of Tenant's election to audit within 90 days after

Landlord's delivery of the statement of such amount under Section 3.4, which notice will identify with reasonable specificity those items which are in dispute. If such notice is timely delivered, and provided that no Event of Default then exists under this Lease, Tenant (but not any subtenant) may, at Tenant's sole cost and expense, cause a certified public accountant reasonably acceptable to Landlord to audit Landlord's records relating to such amounts on a non-contingent basis. Such audit will take place during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains the applicable records). Tenant's election to audit Landlord's determination of Tenant's Share of Excess Property Expenses is deemed withdrawn unless Tenant completes and delivers the audit report to Landlord within 120 days after the date Tenant delivers its notice of election to audit to Landlord under this section. If the audit report shows that the amount Landlord charged Tenant for Tenant's Share of Excess Property Expenses was greater than the amount this Article 3 obligates Tenant to pay, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant, together with interest on the excess amount (computed at 10% per annum from the date Tenant delivers its dispute notice to Landlord), within 30 days after Landlord receives a copy of the audit report. In addition, if the excess amount payable to Tenant under the immediately preceding sentence is greater than $20,000, then Landlord will, within 30 days of receipt of written request accompanied by documentation reasonably satisfactory to Landlord, reimburse Tenant for the reasonable actual out-of-pocket costs incurred by Tenant in connection with the audit (not to exceed $7,000). If the audit report shows that the amount Landlord charged Tenant for Tenant's Share of Excess Property Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord all estimated amounts of Tenant's Share of Excess Property Expenses in accordance with Section 3.3. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account.

         3.6 ADJUSTMENT FOR VARIABLE PROPERTY EXPENSES. If all of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms and rents have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Property Expenses for that calendar year to include all components of Property Expenses (if any) that vary based on occupancy in an amount equal to Landlord's reasonable estimate of the amount Tenant would have paid for such components of Property Expenses had all of the rentable area of the Building been so occupied at all times during such calendar year.

         3.7 PERSONAL PROPERTY TAXES. Tenant will pay, prior to delinquency, all taxes charged against Tenant's Personal Property. Tenant will use all reasonable efforts to have Tenant's Personal Property taxed separately from the Property. If any of Tenant's Personal Property is taxed with the Property, Tenant will pay the taxes attributable to Tenant's Personal Property to Landlord as Additional Rent.

         3.8 LANDLORD'S RIGHT TO CONTEST PROPERTY TAXES. Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Property Taxes. If Property Taxes are reduced (or if a proposed increase is avoided or reduced) because Property Taxes are contested, Landlord may include in its computation of Property Taxes the actual out-of-pocket costs and expenses reasonably incurred in connection with such contest, including without limitation reasonable attorney's fees, up to the amount of any Property Tax reduction obtained in connection with the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant may not contest Property Taxes.


                                    ARTICLE 4
                                  TENANT'S USE

         4.1 PERMITTED USE. Tenant will use the Premises only for the Permitted Use specified in the Basic Terms and may not use the Premises for any other purposes without the prior written consent of Landlord, which consent will not be unreasonably withheld. Tenant will not use the Property or permit the

Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; or (b) cause injury or damage to the Property (reasonable wear and tear excepted) or to the person or property of any other tenant on the Property. Tenant will not commit any nuisance or waste in, on or about the Premises or the Property. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises. Tenant will not vacate or abandon the Premises prior to 60 days before the expiration of the Term without Landlord's prior written consent.

         4.2 ACCEPTANCE OF PREMISES. Except as provided in Section 17.6 of this Lease, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the Property for any particular purpose, and Tenant's acceptance and occupancy of the Premises conclusively establishes Tenant's acceptance of the Premises, the Building and the Property in an "AS IS - WHERE IS" condition.

         4.3 LAWS/PROPERTY RULES. This Lease is subject and subordinate to all Laws. A copy of the current Property Rules is attached to this Lease as EXHIBIT "E." Landlord may revise the Property Rules from time to time in Landlord's reasonable discretion.

         4.4 INDEMNIFICATION. Except for the Claims waived by Landlord in
Section 10.3.2, Tenant releases and will, to the fullest extent allowable under the Laws, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any use of the Premises or Property by Tenant that violates the terms of this Lease; (b) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (c) any act, omission, negligence or misconduct of Tenant, (d) any accident, injury, occurrence or damage in or to the Premises except to the extent caused by the gross negligence or willful misconduct of Landlord, and (e) if caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property, except to the extent caused by the gross negligence or willful misconduct of Landlord.

         4.5 INCREASED INSURANCE. Tenant will not do on the Property or permit to be done on the Premises anything which will (a) increase the premium of any insurance policy that Landlord carries covering the Premises or the Property unless Tenant pays any such premium increase; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts reasonably satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in the Premises or use of the Property. Tenant, at Tenant's sole cost and expense, will comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this Section 4.5.

         4.6 PARKING Subject to this Section 4.6, Landlord will make available on the Property a parking area or areas, as generally designated on EXHIBIT "C", attached hereto, for the reserved use of Tenant, and its employees and invitees, which parking areas will include 380 automobile parking spaces and 6 semi-trailer parking spaces. All of such parking areas and the use thereof will be subject to Laws and such reasonable rules and regulations as Landlord may from time to time institute. Landlord reserves the right to designate areas of the appurtenant parking facilities reasonably acceptable to Tenant where Tenant, and its agents, contractors, employees, invitees or licensees, will park, and may exclude Tenant, and its agents, contractors, employees, invitees or licensees, from parking in other areas as designated by Landlord. Landlord will exercise commercially reasonable efforts to enforce Landlord's parking designations and restrictions; provided, however, that Landlord will not be liable to Tenant for the failure of any tenant or other person or entity, or their respective agents, contractors, employees, invitees or licensees, to abide by those designations or restrictions.

         4.7 SIGNAGE Except as specifically approved in writing by Landlord, Tenant will not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Tenant agrees at Tenant's sole cost, that any Tenant sign will be maintained in strict conformance with Landlord's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

         Tenant will be permitted one identification sign on the Building and one identification sign on the common monument sign for the Property, which signage will be subject to Landlord's prior written consent as to design, material, color, location, size, letter style, and method of installation, which consent will not be unreasonably withheld, and otherwise comply with the requirements of this Lease and will be comply with all Laws.


                                    ARTICLE 5
                               HAZARDOUS MATERIALS

         5.1 COMPLIANCE WITH HAZARDOUS MATERIALS LAWS. Tenant will not cause any Hazardous Materials to be brought upon, kept or used on the Property in a manner or for any purpose that violates any Hazardous Materials Laws. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws related to Tenant's use of the Property. On or before the expiration or earlier termination of this Lease, Tenant will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws and at Tenant's sole cost and expense, all Hazardous Materials Tenant causes to be present in, on, under or about the Property (other than de minimus amounts of Hazardous Materials that are incidental to Tenant's business in the Premises, that are not otherwise required to be removed under Hazardous Materials Laws and that are not subject to any permit, license or other governmental approval for the transportation, storage, use or disposal thereof). Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation reasonably acceptable to Landlord disclosing the nature and quantity of any Hazardous Materials Tenant has located at the Property and evidencing the legal and proper handling, storage and disposal of all Hazardous Materials kept at or removed or to be removed from the Property by Tenant. All such documentation will list Tenant or its agent as the responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager. All reporting and warning obligations required under Hazardous Materials Laws arising from Tenant's use or occupancy of the Premises or Property are Tenant's sole responsibility. Tenant will not apply for or maintain any permits, licenses or other governmental approvals for the transportation, storage, use or disposal of Hazardous Materials on the Property without having first obtained Landlord's prior written approval.

         5.2 NOTICE OF ACTIONS. Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claims made or threatened relating to any Hazardous Material; and (c) any reports, records, letters of inquiry and responses, manifests or other documents made by any person, including Tenant, to or from any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

         5.3 HAZARDOUS MATERIALS INDEMNIFICATION: TENANT. Tenant releases and, to the fullest extent allowable under the Laws, will indemnify, protect, defend (with counsel reasonably acceptable to

Landlord) and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, about or from the Property (including water tables and atmosphere), but only to the extent arising from Tenant's use or occupancy of the Premises or Property. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring, response, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith; (c) the value of any loss of use and any diminution in value of the Property and adjacent and nearby properties, including groundwater; and (d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this Article survive the expiration or earlier termination of this Lease.

         5.4 HAZARDOUS MATERIALS INDEMNIFICATION: LANDLORD. Landlord releases and will indemnify the Tenant Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere), but only to the extent caused solely by Landlord after the Effective Date. Landlord's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, compliance, investigations, clean-up, monitoring response, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; and (c) consultants' fees, experts' fees and response costs. The obligations of Landlord under this section survive the expiration or earlier termination of this Lease.


                                    ARTICLE 6
                             SERVICES AND UTILITIES

         Tenant is solely responsible for obtaining all services and utilities Tenant desires in connection with Tenant's use and occupancy of the Premises. Tenant is also solely responsible for paying directly to the applicable service or utility companies, prior to delinquency, all charges of every nature, kind or description for services and utilities furnished to the Premises or chargeable against the Premises (including, without limitation, any deposits required or charges imposed by any utility or service company as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises), including all charges for water, sewer, heat, gas, light, garbage and rubbish removal, electricity, telecommunications, cable, steam, power, or other public or private utilities and services and any charges or fees for present or future water or sewer capacity to serve the Premises. Tenant will also pay all charges relating to any addition, extension, relocation, or other change in the facilities necessary to provide the Premises with any additional utilities and services. No interruption in, or temporary stoppage of, any utility or service to the Premises will be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligations under this Lease, render Landlord liable for damages or entitle Tenant to any Rent abatement. Landlord will diligently pursue and will use commercially reasonable efforts to limit the duration of any such stoppage or interruption.


                                    ARTICLE 7
                             MAINTENANCE AND REPAIR

         7.1 LANDLORD'S OBLIGATIONS. Landlord will keep and maintain in good order, condition and repair, reasonable wear and tear excepted, the (a) exterior surfaces of the exterior walls (excluding windows and plate glass) and roof of the Building, (b) structural integrity of the footings, foundation, exterior walls and roof of the Building, (c) that portion of the sprinkler system equipment (riser and electric pump) serving the Building generally (but not the Premises), and (d) Common Area. Landlord will also perform any repairs or replacements to the Premises or Property necessitated by Casualty or Taking, subject to the provisions of Articles 11 and 12. Neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant's property (except as otherwise specifically provided in this Lease regarding damage caused by Landlord's gross negligence or willful misconduct), profits or business arising from or in connection with Landlord's performance of its obligations under this Section 7.1.

         7.2 TENANT'S OBLIGATIONS.

                  7.2.1 MAINTENANCE OF PREMISES. Except for Landlord's obligations described in Section 7.1 and Section 17.6, Tenant, at its sole cost and expense, will keep and maintain the Premises in good, clean, sanitary, neat and fully operative condition and repair, reasonable wear and tear excepted. Tenant's obligations under this section include, without limitation, maintenance and repair (including replacements) of all: (a) non-structural interior portions, systems and equipment; (b) interior surfaces of exterior walls; (b) interior moldings, partitions and ceilings; (c) slabs, floors and structural columns; (d) windows, plate glass, and doors; and (e) electrical, lighting, sprinkler, mechanical, plumbing, heating and air conditioning systems, facilities, fixtures and components serving the Premises (except as specifically set forth in Section 17.6 of this Lease). Any repairs or replacements performed by Tenant must be at least equal in quality and workmanship to the original work and be in accordance with all Laws. Tenant, will at all times and at Tenant's sole cost and expense, keep a preventative maintenance and repair contract in force and effect for the heating, air conditioning and ventilation system serving the Premises. Such contract (including without limitation the schedule and scope of services provided and the identity and capabilities of the contractor) must be approved by Landlord in Landlord's reasonable discretion.

                  7.2.2 TENANT DAMAGE. Notwithstanding anything to the contrary in Section 7.1 or elsewhere in this Lease, if any Tenant Damage occurs Landlord may, at Landlord's option and in Landlord's sole discretion, require Tenant to
(a) pay to or reimburse Landlord for the actual reasonable cost of any repairs or replacements necessitated by such Tenant Damage which are performed by Landlord, and/or (b) perform, at Tenant's sole cost and expense, any repairs or replacements necessitated by such Tenant Damage which are not performed by Landlord.

                  7.2.3 ALTERATIONS REQUIRED BY LAWS. If any governmental authority requires any Alteration to the Property or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Major Alterations, Landlord will have the right to make the Major Alterations, provided that Landlord may first require Tenant to deposit with Landlord an amount reasonably sufficient to pay the cost of the Major Alterations (including, without limitation, reasonable overhead and administrative costs not to exceed 10%). If the Alterations are not Major Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

                  7.2.4 NOTICE TO LANDLORD. If Tenant believes any maintenance or repair Landlord is obligated under Section 7.1 to perform is needed at the Property, Tenant will promptly provide written notice to Landlord specifying in detail the nature and extent of any condition requiring maintenance or repair. Subject to Section 14.5 of this Lease, Landlord will not be deemed to have failed to perform its obligations under Section 7.1 with respect to any maintenance or repair unless Tenant has provided such written notice and Landlord has had a commercially reasonable time within which to respond to such notice and effect the needed maintenance or repair.


                                    ARTICLE 8
                                   ALTERATIONS

         8.1 LANDLORD APPROVAL. Tenant will not make any Major Alterations without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in Landlord's sole and absolute discretion. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord will not unreasonably condition or withhold; provided, however, that so long as Tenant first delivers to Landlord a written summary of a proposed Alteration(s) with reasonably particularized detail as to the scope and projected cost thereof, and provides Landlord with a copy of the proposed plans and specifications (provided that if the Alteration does not require a permit and is otherwise so minor in scope that it does not rise to the level of requiring plans and specifications, the summary alone will suffice) for such Alteration(s), and so long as (i) the total costs of such Alteration(s) in any 12 month period will be less than $25,000 and (ii) the Alteration will not affect the exterior of the Building, the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning, or electrical systems or the structural elements of the Building, the structural integrity of the Building or the exterior appearance of the Building, in any material or adverse way, Landlord's prior written consent shall not be a requirement. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant will, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, deliver to Landlord certificates evidencing the insurance coverages and copies of any bonds required by Section 8.2, copies of all necessary permits and licenses, and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord has, in Landlord's reasonable discretion provided Landlord's written approval of the foregoing deliveries. If Landlord fails to deliver to Tenant Landlord's written approval or disapproval of such Alterations within 20 Business Days after Landlord's receipt of the foregoing deliveries, Landlord will be deemed to have approved Tenant's proposed Alterations as long as (a) Tenant's deliveries regarding those proposed Alterations include a notice which specifies in bold, conspicuous language that Landlord's failure to respond to the notice within 20 Business Days of receipt will be deemed a consent to the Alterations proposed in the notice, and (b) Tenant's proposed Alterations will not affect the exterior of the Building, the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning, or electrical systems or the structural elements of the Building, the structural integrity of the Building or the exterior appearance of the Building, in any material or adverse way. Unless Landlord otherwise specifically agrees in writing, any Alterations that are deemed to have been approved by Landlord pursuant to the immediately preceding sentence will be removed by Tenant, at Tenant's sole cost and expense and in accordance with the terms and conditions of this Lease, at the end of the Term. Tenant will remove any Alterations Tenant constructs without obtaining Landlord's approval (or deemed approval) as provided in this Article 8 within 10 days after Landlord's written request. At Landlord's written request, Tenant will cause the construction of, and payment for, the Alterations to be made through a construction escrow at a title company reasonably designated by Landlord.

         8.2 TENANT RESPONSIBLE FOR COST AND INSURANCE. Tenant will pay the entire cost and expense of all Alterations, including, without limitation, for any painting, restoring or repairing of the Premises or the Property necessitated by the Alterations and a reasonable charge for Landlord's review, inspection and engineering time. Tenant will also obtain and/or require: (a) demolition (if applicable) and payment and performance bonds in an amount not less than the full cost of the Alterations; (b) builder's "all risk" insurance in an amount at least equal to the replacement value of the Alterations; and (c) liability insurance insuring Tenant and each of Tenant's contractors against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10. The insurance policies described in clauses (b) and
(c) of this section must name Landlord, Landlord's lender (if any) and Property Manager as additional insureds, specifically including completed operations.

         8.3 CONSTRUCTION OBLIGATIONS; OWNERSHIP OF ALTERATIONS. Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. Tenant will cause all Alterations to be constructed (a) promptly by contractors approved by Landlord as provided above; (b) in a good and workmanlike manner; (c) in compliance with all Laws; (d) in a manner that will minimize interference with other tenants' use and enjoyment of the Property; and
(e) in full compliance with all of Landlord's reasonable rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property. Landlord may inspect construction of the Alterations. All Alterations (including all telephone, computer, security and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's Personal Property) become the property of Landlord and a part of the Building immediately upon installation.

Unless Landlord requires Tenant to remove the Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

         8.4 LIENS. Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers covering all labor and materials expended and used in connection with the Alterations. If any liens are filed against the Property and Tenant, within 20 days after such filing, does not release the same of record or provide Landlord with a bond or other security reasonably satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

         8.5 INDEMNIFICATION. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant except for the Tenant's Improvements.


                                    ARTICLE 9
                           RIGHTS RESERVED BY LANDLORD

         9.1 LANDLORD'S ENTRY. Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and, within the last 12 months of the Term, tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or
(d) exercise and perform Landlord's rights and obligations under this Lease. Landlord may in the event of any emergency enter the Premises without notice to Tenant. Landlord's entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building provided, however, that Landlord will repair or replace any damage to the Tenant's Improvements or the Premises caused by Landlord in connection with Landlord's performance of any such work. Landlord will use commercially reasonable efforts to exercise such rights in a manner that does not unreasonably interfere with Tenant's use and enjoyment of the Premises pursuant to this Lease.


         9.2 CONTROL OF PROPERTY. Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name or street address of the Building; (b) designate and approve all types of signs, window coverings, lighting and other aspects of the Premises that may be visible from the exterior of the Premises; (c) grant any party the exclusive right to conduct any business or render any service in the Property, provided such exclusive right does not prohibit Tenant from any permitted use for which Tenant is then using the Premises; (d) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Property; (e) approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Property and to require all such items to be moved into and out of the Property and the Premises only at such times and in such manner as Landlord will direct in writing; and (f) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, Landlord is not responsible for the security of persons or property on or about the Property and Landlord is not and will not be liable in any way whatsoever for any criminal activity or any breach of security on or about the Property, except for the gross negligence or willful misconduct of Landlord.

         9.3 COMMON AREA. Landlord may, at Landlord's sole and exclusive discretion, make changes to the Common Area. Landlord's rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) temporarily close any portion of the Common Area; (c) change the shape and size of the Common Area;
(d) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and
(e) impose and revise Property Rules concerning use of the Common Area, including without limitation any parking facilities comprising a portion of the Common Area. Notwithstanding the foregoing, Landlord will not exercise such rights in a manner that unreasonably interferes with Tenant's access to and use of the Premises.

         9.4 RIGHT TO CURE. If Tenant fails to perform any of Tenant's obligations under this Lease Landlord may, but is not obligated to, perform any such obligation on Tenant's part without waiving any rights based upon such failure and without releasing Tenant from any obligations hereunder. Tenant must pay to or reimburse Landlord for, as Additional Rent, all expenditures reasonably made and obligations reasonably incurred by Landlord pursuant to this section.

                                   ARTICLE 10
                                    INSURANCE

         10.1 TENANT'S INSURANCE. Tenant will at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, maintain the insurance this Section 10.1 requires.

                  10.1.1 LIABILITY INSURANCE. Tenant will maintain commercial general liability insurance providing coverage at least as broad as the current ISO form on an "occurrence" basis, with minimum limits of $5,000,000 each occurrence and $5,000,000 general aggregate (which may include umbrella coverages). Tenant's liability insurance will (a) name Landlord, Property Manager and the other Landlord Parties as additional insureds with respect to all matters arising out of the occupancy or use of the Premises or Property by Tenant; (b) be primary to any other insurance maintained by the Landlord Parties; (c) be placed and maintained with companies rated at least "A/VII" by A.M. Best Insurance Service and otherwise reasonably satisfactory to Landlord, and (d) include contractual liability coverage. Such insurance may have a reasonable deductible but may not include self-insured retention in excess of $25,000. If Tenant's liability insurance is provided under a blanket policy, the above coverage limits must be made specifically applicable to the Premises on a "per location" basis. Tenant will deliver an ACORD Form 27 (or equivalent) certificate or other evidence of insurance satisfactory to Landlord (i) prior to any use or occupancy of the Premises by Tenant, (ii) not later than 30 days prior to the expiration of any current policy or certificate, and (iii) at such other times as Landlord may reasonably request.

                  10.1.2 PROPERTY INSURANCE. Tenant is not required by this Lease to maintain property insurance. Accordingly, Tenant's Personal Property is located at the Property at Tenant's sole risk, and except for Tenant's Unreleased Casualty Claims, Landlord is not liable for any Casualty to such property or for any other damage, theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as Tenant may desire for the protection of Tenant, its employees and invitees against any injury, loss, or damage to property occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any Casualty or other occurrence at the Property. Tenant is also solely responsible for obtaining any insurance or other protection Tenant may desire with respect to any Tenant Damage or Landlord's Unreleased Casualty Claims for which Tenant may be held responsible as provided elsewhere in this Lease.

                  10.1.3 OTHER INSURANCE. If insurance obligations generally required of tenants in similar space in similar buildings in the area in which the Premises is located increase or otherwise change, Landlord may similarly change Tenant's insurance obligations under this Lease.

         10.2 LANDLORD'S INSURANCE. Landlord will at all times during the Term maintain the insurance this Section 10.2 requires.

                  10.2.1 PROPERTY INSURANCE. Landlord will maintain insurance on the Property providing coverage comparable to that provided by a standard ISO special causes of loss form property insurance policy in an amount not less than the full replacement cost of the Building (less foundation, grading and excavation costs). Landlord may, at its option, obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance; boiler and machinery insurance; ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will cover the Tenant's Improvements installed in the Building but will not cover or be applicable to any of Tenant's Personal Property.

                  10.2.2 LIABILITY INSURANCE. Landlord will maintain commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will list Tenant as an additional insured but does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

         10.3 WAIVERS AND RELEASES OF CLAIMS AND SUBROGATION.

                  10.3.1 TENANT'S WAIVER AND RELEASE. To the fullest extent allowable under the Laws, and except for Tenant's Unreleased Casualty Claims, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims for any Casualty to the Premises, Property or Tenant's Personal Property, and any resulting loss of use or business interruption, regardless whether such Casualty is caused by the negligent acts or omissions of any person or entity (including Landlord or Tenant). Tenant will look only to any insurance coverage Tenant may elect or is otherwise required to maintain (regardless whether Tenant actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Tenant is waiving, releasing and discharging under this Section 10.3.1. Any property insurance Tenant maintains must permit or include a waiver of subrogation in favor of the Landlord Parties consistent with the provisions of this Section 10.3.1.

                  10.3.2 LANDLORD'S WAIVER AND RELEASE. To the fullest extent allowable under the Laws, and except for Landlord's Unreleased Casualty Claims, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges the Tenant Parties from all Claims for any Casualty to the Premises, Property or Landlord's Personal Property, and any resulting loss of use or business interruption, regardless whether such Casualty is caused by the negligent acts or omissions of any person or entity (including Landlord or Tenant). Landlord will look only to any insurance coverage Landlord may elect or is otherwise required to maintain (regardless whether Landlord actually obtains any such coverage or whether such coverage is sufficient) with respect to the Claims Landlord is waiving, releasing and discharging under this Section 10.3.2. Any property insurance Landlord maintains must permit or include a waiver of subrogation in favor of the Tenant Parties consistent with the provisions of this Section 10.3.2.

                  10.3.3 LIMITATION ON WAIVERS OF CLAIMS. The provisions of Sections 10.3.1 and 10.3.2 above, (a) do not limit the duty of Landlord and Tenant to perform their respective obligations under Article 5 (Hazardous Materials), Article 7 (Maintenance and Repair), or Article 11 (Damage or Destruction) of this Lease, (b) apply only with respect to the Landlord Parties and the Tenant Parties and do not limit or waive, release or discharge any Claims that either Landlord or Tenant may have against any "third-party" person or entity (including without limitation any contractor, service provider, agent, licensee, or invitee which is not a Landlord Party or a Tenant Party) arising from any Casualty to the Premises, Property, Tenant's Personal Property or Landlord's Personal Property caused by any such third party, and (c) do not apply to Tenant's liability under this Lease with respect to Tenant Damage or to Claims arising out of Tenant's failure to perform its duties and obligations under Article 5 of this Lease.

         10.4 TENANT'S FAILURE TO INSURE. If Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1, and if such failure is not cured by Tenant within five Business Days of Landlord's request therefor, Landlord may, but is not obligated to, obtain such insurance for Landlord's benefit without waiving or releasing Tenant from any obligation contained in or default under this Lease. Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord reasonably incurs in obtaining such insurance.

         10.5 NO LIMITATION. Landlord's establishment of minimum liability insurance requirements for Tenant in this Lease is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.


                                   ARTICLE 11
                              DAMAGE OR DESTRUCTION

         11.1 TENANTABLE WITHIN 180 DAYS. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that Landlord can make the whole Premises tenantable within 180 days after the date of the Casualty, then Landlord will promptly restore and repair the Premises. If less than 12 months will remain in the Term upon completion, either Landlord or Tenant may elect to terminate this Lease by notifying the other within 15 days after the date of Landlord's notice, which termination will be effective 30 days after the date of such notice of termination.

         11.2 NOT TENANTABLE WITHIN 180 DAYS. If any Casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that Landlord cannot make the whole Premises tenantable within 180 days after the date of the Casualty, then Landlord will notify Tenant of such determination (including the anticipated date of restoration) within 30 days after the date of the Casualty. Landlord may, in such notice, terminate this Lease effective on the date 30 days after the date of Landlord's notice. If Landlord does not so terminate this Lease, Tenant may terminate this Lease by notifying Landlord within 15 days after the date of Landlord's notice, which termination will be effective 30 days after the date of Tenant's notice.

         11.3 PROPERTY SUBSTANTIALLY DAMAGED. If the Property is damaged or destroyed by any Casualty (regardless whether the Premises is affected) and the damage reduces the value of the improvements on the Property by more than 50%, then notwithstanding anything to the contrary in Sections 11.1 and 11.2, either Landlord or Tenant may terminate this Lease effective on the date 30 days after the date of such casualty.

         11.4 INSUFFICIENT PROCEEDS. If Landlord does not receive sufficient insurance proceeds (including the amount of any policy deductible) to repair all damage to the Premises or the Property caused by any Casualty, or if Landlord's lender does not allow Landlord to use sufficient proceeds to repair all such damage, then notwithstanding anything to the contrary in Sections 11.1, 11.2 and 11.3, Landlord may, at Landlord's option, by notifying Tenant within 30 days after the Casualty, terminate this Lease effective on the date 30 days after the date of Landlord's notice.

         11.5 LANDLORD'S REPAIR; RENT ABATEMENT. If this Lease is not terminated under Sections 11.1 through 11.4 following any Casualty, then Landlord will repair and restore the Premises and the Property to as near their condition prior to the Casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to Landlord's rights under Section 7.2.2 with respect to Tenant Damage). Basic Rent and Tenant's Share of Excess Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises which is tenantable. In no event is Landlord obligated to repair or restore any Alterations that have not been previously disclosed to and approved by Landlord, any special equipment or fixtures installed by Tenant, or any other Tenant's Personal Property. Landlord will, if necessary, equitably adjust Tenant's Share of Excess Property Expenses Percentage to account for any reduction in the rentable area of the Premises or Building resulting from a Casualty.

         11.6 RENT ABATEMENT IF LEASE TERMINATES. If this Lease is terminated under any of Sections 11.1 through 11.4 following any Casualty, then Basic Rent and Tenant's Share of Excess Property Expenses for any period during which the Premises are untenantable as a result of the Casualty will be abated on a per diem basis; provided that if only a portion of the Premises is untenantable, then any such abatement will be pro rata (based upon the rentable area of the untenantable portion of the Premises from time to time as compared with the rentable area of the entire Premises) and Tenant will continue to pay Rent for any portion of the Premises which is tenantable until this Lease terminates.

         11.7 EXCLUSIVE CASUALTY REMEDY. The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a Casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a Casualty) not specifically described in this Article 11.

         11.8 NOTICE TO LANDLORD. If any Casualty to any portion of the Premises or Property occurs, Tenant will immediately provide written notice of such Casualty to Landlord. None of the obligations of Landlord under this Article 11 will be deemed to have arisen unless and until Landlord has received actual notice that the Casualty has occurred and has had a commercially reasonable time within which to respond to such notice. Tenant is liable to Landlord for any uninsured loss or other Claims Landlord incurs if (a) Tenant fails to timely report any Casualty to the Premises or (to the extent Tenant has actual knowledge thereof) the Property or Landlord's Personal Property to Landlord, (b) Landlord does not otherwise have actual knowledge of such Casualty, and (c) the failure to timely report such Casualty results in Landlord's property insurance carrier refusing to cover all or any portion of the loss.


                                   ARTICLE 12
                                 EMINENT DOMAIN

         12.1 TERMINATION OF LEASE. If a Condemning Authority desires to effect a Taking of all or any material part of the Property, either Landlord or Tenant may terminate this Lease as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more, regardless of whether the Premises is affected and regardless whether the Taking will render the Premises unsuitable for Tenant's intended purposes, then either Landlord or Tenant may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

         12.2 LANDLORD'S REPAIR OBLIGATIONS. If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Excess Property Expenses Percentage for the same period to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Excess Property Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

         12.3 TENANT'S PARTICIPATION. Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in separate Taking proceedings and may receive a separate award for damages to or Taking of Tenant's Personal Property and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

         12.4 EXCLUSIVE TAKING REMEDY. The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this
Article 12.


                                   ARTICLE 13
                                    TRANSFERS

         13.1 RESTRICTION ON TRANSFERS. Tenant will not cause or allow a Transfer without obtaining Landlord's prior written consent, which consent will not be unreasonably withheld. Landlord may elect to recapture any portion of the Premises that would be affected by such Transfer as provided in Section 13.2. Tenant's request for consent to a Transfer must describe in detail the parties, terms, portion of the Premises, and other circumstances involved in the proposed Transfer. Landlord will notify Tenant of Landlord's election to consent, withhold consent and/or recapture within 15 Business Days of Landlord's receipt of such a written request for consent to the Transfer from Tenant. If Landlord fails to deliver such notice, Landlord will be deemed to have consented to such Transfer but only to the extent that such notice specifies in bold, conspicuous language that Landlord's failure to respond to the notice within 15 Business Days of receipt will be deemed a consent to the Transfer described in the notice. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed Transferee. No Transfer releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer (net of Tenant's reasonable, documented out-of-pocket leasing costs and commissions incurred in connection with the Transfer) in excess of the amounts this Lease otherwise requires Tenant to pay; notwithstanding the foregoing, Tenant will not be required to pay to Landlord any amounts received by Tenant on account of a Transfer to an Affiliate of Tenant or to any entity who was an Affiliate of Tenant within six months of the date of any Transfer. Any attempted Transfer in violation of this Lease is null and void and constitutes an Event of Default under this Lease.

         13.2 RECAPTURE RIGHT. Instead of giving or withholding consent pursuant to Section 13.1, Landlord may, within the 15 Business Day period provided in
Section 13.1, elect by written notice to Tenant to recapture (that is, to terminate this Lease with respect to) the Premises or, if a proposed Transfer affects only a portion of the Premises, that portion of the Premises. If Landlord so exercises Landlord's recapture right, Tenant may negate such recapture by delivering written notice to Landlord, within five days of Tenant's receipt of Landlord's recapture notice, canceling the proposed Transfer and withdrawing Tenant's request for consent to the Transfer. If Landlord elects to recapture some or all of the Premises as set forth above, and Tenant does not so negate the recapture, then this Lease will terminate with respect thereto (pursuant to the provisions of this Lease, including without limitation Article
16) as of the date the Transfer would otherwise have occurred as if the Term therefor had expired on such date.

         13.3 COSTS. Tenant will pay to Landlord, as Additional Rent, all actual out of pocket and reasonable costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys' fees and costs, regardless whether Landlord consents to the Transfer.

         13.4 LANDLORD'S CONSENT STANDARDS. For purposes of Section 13.1 and in addition to any other reasonable grounds for denial, Landlord's consent to a Transfer will be deemed reasonably withheld if, in Landlord's reasonable, good faith judgment, any one or more of the following apply: (a) the proposed transferee and Tenant do not have the financial strength to perform the Tenant's obligations under this Lease; (b) the business and operations of the proposed transferee would, in Landlord's reasonable judgment, adversely and materially affect the business and operations being conducted by other tenants in the Building; (c) either the proposed transferee, or any Affiliate of the proposed transferee, occupies or is negotiating with Landlord to lease space in the Building or occupies or is negotiating with Landlord to lease space in another building on the Property;
(d) the proposed transferee has a bad business reputation; (e) the use of the Premises by the proposed transferee would, in Landlord's reasonable judgment, impact the Building or the Property in an adverse and negative manner; (f) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal renting purposes, or is otherwise not readily divisible from the Premises; (g) the Transfer would require material Alteration to the Building or the Property by Landlord to comply with applicable Laws; (h) the transferee is a government (or agency or instrumentality thereof); (i) a proposed transferee whose occupancy will require any material variation in the terms and conditions of this Lease; or (j) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

         13.5 TRANSFERS TO AFFILIATES. Provided that no Event of Default exists under this Lease, Tenant may, without Landlord's consent, assign or sublet all or a portion of this Lease or the Premises to an Affiliate of Tenant if (a) Tenant notifies Landlord at least 15 days prior to such Transfer; (b) Tenant delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. A Transfer to an Affiliate does not release Tenant from any liability or obligation under this Lease. Landlord's rights to recapture or share in any profit Tenant receives from a Transfer do not apply to any Transfer this Section 13.5 permits.


                                   ARTICLE 14
                               DEFAULTS; REMEDIES

         14.1 EVENTS OF DEFAULT. The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease. Landlord and Tenant agree that the notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

                  14.1.1 FAILURE TO PAY RENT. Tenant fails to pay (a) Basic Rent or any monthly installment of Tenant's Share of Excess Property Expenses as and when due; provided, however, that such failure will not be an "Event of Default" under this Lease the first two times in any calendar year that such failure occurs as long as any such delinquent payment is made within five days of the date due, or (b) any Additional Rent amount other than Basic Rent or any monthly installment of Tenant's Share of Excess Property Expenses as and when due and such failure is not cured within five days after Landlord notifies Tenant of Tenant's failure to pay such amount when due.

                  14.1.2 FAILURE TO PERFORM. Tenant breaches or fails to perform any of Tenant's nonmonetary obligations under this Lease and such breach or failure is not cured within 30 days after Landlord notifies Tenant of Tenant's breach or failure; provided that if Tenant is not able through the use of commercially reasonable efforts to cure such breach or failure within a 30 day period, Tenant's breach or failure is not an Event of Default if Tenant commences to cure such breach or failure within the 30 day period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed an additional 60 days after the expiration of the initial 30 day period. Notwithstanding the foregoing, Tenant is not entitled to any cure period before a breach or failure of this Lease becomes an Event of Default if (a) the same breach or failure has previously occurred at least two times during the prior 12 months, or (b) the breach or failure cannot be cured by Tenant within the time periods permitted above, or (c) the breach or failure would subject Landlord or any of the Landlord Parties to criminal liability, or (d) Tenant causes or allows a Transfer in violation of the terms of Article 13 hereof.

                  14.1.3 MISREPRESENTATION. The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant or any Guarantor in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or (d) any consent or approval Tenant requests under this Lease.

                  14.1.4 OTHER DEFAULTS. The occurrence of any one or more of the following: (a) Tenant's filing of a petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or Tenant's making a general assignment or general arrangement for the benefit of creditors; (b) the filing of an involuntary petition under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted, or the filing of a petition for adjudication of bankruptcy or for reorganization or rearrangement, by or against Tenant and such filing not being dismissed within 90 days; (c) the entry of an order for relief under any chapter of the Bankruptcy Code, or under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted; (d) the appointment of a "custodian," as such term is defined in the Bankruptcy Code (or of an equivalent thereto under any federal, state or foreign bankruptcy or insolvency statute now existing or hereafter enacted), for Tenant, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets (or Tenant's assets located at the Premises) or of Tenant's interest in this Lease; or (e) the subjection of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease to attachment, execution or other judicial seizure. If a court of competent jurisdiction determines that any act described in this Section 14.1.4 does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant's interest hereunder, then Landlord is entitled to receive the same amount of Additional Rent as Landlord would be entitled to receive if such a Transfer had occurred pursuant to Section 13.1.

         14.2 REMEDIES. Upon the occurrence of any Event of Default, Landlord may at any time and from time to time, without notice or demand and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:

                  14.2.1 TERMINATION OF TENANT'S POSSESSION/RE-ENTRY AND RELETTING RIGHT. Terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to, but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefore as and when due Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord is not obligated to, but may relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five days after Landlord's notice to Tenant. Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Rent received for the current month against Tenant's Rent obligation for the next succeeding month. If the Net Rent received for any month exceeds Tenant's Rent obligation for the succeeding month, Landlord may retain the surplus.

                  14.2.2 TERMINATION OF LEASE. Terminate this Lease effective on the date Landlord specifies in Landlord's notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Premises to Landlord as provided in Article 16. Such termination will not extinguish any obligations that survive termination as provided elsewhere in this Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant's failure to perform, including, but not limited to, any Re-entry Costs and the unamortized amounts of Landlord's costs to construct Tenant's Improvements and real estate commissions paid in connection with this Lease; (c) an amount equal to the amount by which (i) the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds (ii) the present worth, as of the effective date of the termination, of a fair market Rent for the Premises for the same period (as Landlord reasonably determines the fair market Rent); and (d) Tenant's Share of Excess Property Expenses to the extent Landlord is not otherwise reimbursed for such Property Expenses. For purposes of this section, Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this section limits or prejudices Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

                  14.2.3 PRESENT WORTH OF RENT. Recover from Tenant, and Tenant will pay to Landlord on demand, an amount equal to the sum of (a) all Rent past due (together with interest thereon at the Maximum Rate), plus (b) the then present worth, as of the date of such recovery, of the aggregate of the Rent and any other charges payable by Tenant under this Lease for the then-unexpired portion of the Term. Landlord will employ a discount rate of 8% per annum to compute present worth.

                  14.2.4 OTHER REMEDIES. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State. All rights and remedies of Landlord under this Lease are cumulative and the exercise of any one or more remedies at any time or from time to time does not limit or preclude the further exercise by Landlord of the same or any other rights or remedies at any time or from time to time.

         14.3 COSTS. Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under this Lease, regardless of whether the breach or default constitutes an Event of Default, and regardless of whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees, expert fees, and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

         14.4 WAIVER OF RE-ENTRY CLAIMS. Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises pursuant to this Article 14 by any lawful means and removing, storing or disposing of Tenant's property as permitted under this Lease, regardless of whether this Lease is terminated and, to the fullest extent allowable under the Laws, Tenant releases and, to the fullest extent allowable under the Laws, will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims arising therefrom. No such re-entry is to be considered or construed as a forcible entry by Landlord.

         14.5 LANDLORD'S DEFAULT. Landlord will not be in default under this Lease unless Landlord breaches or fails to perform any of Landlord's obligations under this Lease and the breach or failure continues for a period of 30 days after Tenant notifies Landlord in writing of Landlord's breach or failure; provided that if such default or failure is of the type which cannot be cured through the use of commercially reasonable efforts within such 30 day period, Landlord's breach or failure is not a default as long as Landlord commences to cure its breach or failure within the 30 day period and thereafter diligently pursues the cure to completion. If within 30 days after Landlord's receipt of Tenant's written notice, Landlord has not cured such default, or has not commenced and diligently pursued the cure thereof, Tenant will provide an additional written notice to Landlord. Then, if Landlord does not cure such default, or does not commence and diligently pursue such cure, within 10 Business Days after Landlord's receipt of such additional written notice, Tenant may take such steps to cure such default as may be reasonably required. In the event of an emergency situation (i.e. a situation causing, or immediately likely to cause, bodily injury to persons or substantial physical damage to the Premises or any part thereof or improvements thereon or adjacent thereto), the aforesaid 30 day initial notice period will be reduced to such period as may be reasonable in the circumstances, and the necessity of a second notice will be eliminated. Landlord will reimburse Tenant for the reasonable costs and expenses of such cure within 30 days after Tenant has provided Landlord with a written statement thereof, together with reasonable supporting documentation. If (a) Landlord fails to reimburse Tenant as provided under this Section 14.5, (b) Tenant obtains a judgment for monetary damages against Landlord, and (c) within 30 days after all permissible appellate rulings have been issued and all applicable appeal periods have expired, Landlord has failed to pay or satisfy such judgment, then Tenant will have the right to deduct the amount of the judgment from future Basic Rent payments thereafter accruing under this Lease; provided, however, that the right of offset described herein with respect to any cure will terminate on the day Tenant has received full reimbursement for the reasonable cost of that cure, whether by offset or otherwise.

         Anything in this Section 14.5 or elsewhere in this Lease to the contrary notwithstanding, no actions taken by Tenant to cure any default of Landlord under this Lease will ever be deemed (w) to constitute an eviction or disturbance of Tenant's use and possession of the Premises, (x) to relieve Tenant from any of its obligations to pay all Rent when due, without abatement, set-off or deduction (except as otherwise expressly provided in this Section 14.5), (y) to relieve Tenant from its obligations to perform any of its other obligations under this Lease, or (z) to allow Tenant to terminate this Lease.

         14.6 NO WAIVER. No failure by either Landlord or Tenant to insist upon the performance of any provision of this Lease or to exercise any right or remedy upon a breach or default hereof constitutes a wavier of any such breach or default. Any such waiver may be made only by a writing signed by the party providing the waiver. One or more waivers by a party is not to be construed as a wavier by that party of a subsequent breach or default of the same provision.


                                   ARTICLE 15
                        CREDITORS; ESTOPPEL CERTIFICATES

         15.1 SUBORDINATION. This Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to any Mortgage. Tenant will, within 10 Business Days following Landlord's demand, execute and deliver to Landlord or to any other person Landlord designates any instruments, releases or other documents reasonably required to confirm the self-effectuating subordination of this Lease as provided in this section to any Mortgage. The subordination to any future Mortgage provided for in this section is expressly conditioned upon the Mortgage holder's agreement that as long as no Event of Default occurs under this Lease, the holder of the Mortgage will not disturb Tenant's rights of possession under this Lease. The lien of any existing or future Mortgage will not cover Tenant's Personal Property.

         15.2 ATTORNMENT. If any ground lessor, the holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, Tenant will attorn to and recognize such transferee or successor as Landlord under this Lease. Tenant waives the


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

protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

         15.3 MORTGAGEE PROTECTION CLAUSE. Tenant will give the holder of any Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have the later of (a) an additional 30 days after receipt of such notice, or (b) the expiration of Landlord's cure period, within which to cure the default. If the default cannot be cured within that additional 30 day period, then the holder will have such additional time as may be necessary to effect the cure if, within the 30 day period, the holder has commenced and is diligently pursuing the cure.

         15.4 ESTOPPEL CERTIFICATES.

                  15.4.1 CONTENTS. Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form reasonably satisfactory to Landlord certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within 10 Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

                  15.4.2 FAILURE TO DELIVER. If Tenant does not timely deliver to Landlord the statement referenced in Section 15.4.1, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely that, except as otherwise represented by Landlord, (a) the terms and provisions of this Lease have not been changed; (b) this Lease has not been canceled or terminated; (c) not more than one month's Rent has been paid in advance; and (d) Landlord is not in default in the performance of any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.


                                   ARTICLE 16
                             SURRENDER; HOLDING OVER

         16.1 SURRENDER OF PREMISES. Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, Casualty (subject to Landlord's rights with respect to Tenant Damage) and Taking excepted, and will surrender all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or Property Manager otherwise directs. Tenant will at such time remove all of Tenant's Personal Property from the Property and, if Landlord so requires, all specified Alterations Tenant placed on the Property and all telephone and data wiring installed in the Premises. Tenant will promptly repair any damage to the Premises or the Property caused by such removal. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, that Tenant is allowed to leave at the Property. Tenant releases and, to the fullest extent allowable under the Laws, will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any Claim resulting from Tenant's failure or delay in surrendering the Premises in accordance with this section, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Landlord may remove all such abandoned property from the Property and cause its transportation and storage in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges therefor Landlord may cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Landlord will not be liable for damage, theft, misappropriation or loss of any such property or in any other manner in respect thereto.

         16.2 HOLDING OVER. If Tenant remains in possession of the Premises after the Term expires or is otherwise terminated without executing a new lease but with Landlord's prior written consent, then unless provided otherwise by Landlord in such written consent (a) Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy, (b) Basic Rent during the holdover period will equal 125% of the greater of the Basic Rent payable by Tenant in the last Lease Year of the Term or Landlord's then current basic rent for the Premises according to Landlord's rental rate schedule for prospective tenants, (c) Tenant will also pay Tenant's Share of Excess Property Expenses and all other Additional Rent applicable to such holdover period as described in this Lease, and (d) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon 30 days prior written notice to the other party. If Tenant remains in possession of the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's prior written consent, then Tenant is deemed to be occupying the Premises without claim of right (but subject to all provisions, conditions and obligations of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1 and all other rights and remedies of Landlord related to such holding over, Tenant will pay Landlord a charge for each day of occupancy after the Term in an amount equal to 200% of the Basic Rent payable by Tenant in the last Lease Year of the Term (on a daily basis), plus Tenant's Share of Excess Property Expenses and all other Additional Rent applicable to such holdover period as described in this Lease.


                                   ARTICLE 17
                              TENANT'S IMPROVEMENTS

         17.1 TENANT'S IMPROVEMENTS. Landlord will cause Tenant's Improvements to be constructed, at Landlord's sole cost and expense, in substantial accordance with the Final Issued for Construction Plans; provided, however, that Tenant will be solely responsible for (a) all costs and expenses related to the Allowance Improvements (subject to the Improvement Allowance) as described in
Section 17.1.2 hereof, (b) all costs and expenses related to any Change Orders, which costs and expenses will be determined and will be payable as provided in
Section 17.2 hereof, (c) the design and installation of, and all costs and expenses related to, all furniture, fixtures, equipment and personal property which is not specified in the preliminary outline specifications attached hereto as EXHIBIT "F-1" ("OUTLINE SPECIFICATIONS") (including, without limitation, costs associated with the preparation and approval of Tenant's racking plan and the installation of Tenant's racking in the Premises) and all telephone, computer, data and other wiring and cabling, to be located in the Premises, and
(d) all costs and expenses related to any Tenant Delays, which costs and expenses will be determined in the same manner as the determination of Change Order Costs, and will be payable within 10 days after Landlord's invoice to Tenant.

                  17.1.1 DESIGN; COMPLIANCE WITH LAWS. Tenant's Improvements will be designed as described in this Article 17. Tenant's Improvements will automatically become the property of Landlord and a part of the Building immediately upon installation. Subject to this Article 17, Landlord will complete, or cause the completion of, the construction of Tenant's Improvements (other than with respect to Tenant's use thereof and other than as Landlord and Tenant may otherwise agree with respect to any particular design requests of Tenant, which compliance will be the responsibility of Tenant), in material compliance with all Laws applicable thereto. Among other things, Landlord will be responsible for the full compliance of Landlord's Improvements and Tenant's Improvements (other than with respect to the items for which Tenant is responsible and as aforesaid with respect to Tenant's use and particular design requests) with the ADA, as the same are in effect and enforced by governmental or other bodies having jurisdiction over such matters as of the Effective Date. All other compliance with Laws (including, without limitation, all other compliance with the ADA), in all cases as the same are from time to time in effect and enforced by the governmental or other bodies having jurisdiction over such matters, will be the sole responsibility of Tenant.

                  17.1.2 IMPROVEMENT ALLOWANCE. Landlord will credit the Improvement Allowance, against Tenant's obligation to pay the Allowance Construction Costs. Landlord is not obligated to pay or incur any amounts that exceed the Improvement Allowance in connection with the Allowance Construction Costs. If the Allowance Construction Costs exceed the Improvement Allowance, then Tenant will pay any such excess to Landlord in cash as Additional Rent. If Landlord reasonably estimates that the Allowance Construction Costs will exceed the Improvement Allowance, Landlord may require Tenant to first deposit with Landlord a sum equal to Landlord's reasonable estimate of the amount by which the Allowance Construction Costs may exceed the Improvement Allowance. In the event the Final Reconciliation Notification shows that any additional deposits made by Tenant hereunder in connection with the Allowance Improvements were not applied to Allowance Construction Costs, then Landlord will pay the full amount of such excess to Tenant within 30 days after Landlord's delivery of the Final Reconciliation Notification. In the event that the Final Reconciliation Notification shows that the actual Allowance Construction Costs exceed the sum of the Improvement Allowance plus any additional deposits theretofore made by Tenant in connection with the Allowance Improvements, then, subject to Section
17.1.4 hereof, Tenant will pay the full amount of such excess to Landlord within 30 days after Landlord's delivery of the Final Reconciliation Notification. Any unused Improvement Allowance will be applied in accordance with Section 17.1.5 hereof.

                  17.1.3 RECONCILIATION NOTIFICATIONS. At Tenant's request at reasonable intervals during the construction of Tenant's Improvements (but not more often than one time each month) Landlord will deliver to Tenant an interim reconciliation notification ("INTERIM RECONCILIATION NOTIFICATION"). Each Interim Reconciliation Notification will provide Landlord's good faith estimate of (a) Allowance Construction Costs incurred to date, (b) total Allowance Construction Costs for the Allowance Improvements based upon the status of the project as of the date of that Interim Reconciliation Notification, (c) total Tenant Improvement Costs based upon the status of the project as of the date of that Interim Reconciliation Notification, (d) whether the Improvement Allowance and additional deposits (if any) theretofore made by Tenant will exceed the Allowance Construction Costs based upon the status of the project as of the date of that Interim Reconciliation Notification and, if so, by how much, and (e) whether there will be any Unapplied Tenant Improvement Funds based upon the status of the project as of the date of that Interim Reconciliation Notification and, if so, how much. Tenant acknowledges and agrees that each such Interim Reconciliation Notification is only a good faith estimate of the information provided therein and will not be binding upon Landlord or determinative of the actual amounts payable by or owing to Tenant under this Lease as determined by the Final Reconciliation Notification. Within a reasonable period of time after Landlord's completion of Tenant's Improvements, Landlord will deliver to Tenant a final reconciliation notification ("FINAL RECONCILIATION NOTIFICATION") to Tenant, which Final Reconciliation Notification will (a) determine the actual Allowance Construction Costs, (b) reconcile such actual Allowance Construction Costs with the Improvement Allowance and additional deposits (if any) theretofore made by Tenant, (c) include reasonable documentation for that reconciliation, (d) notify Tenant whether the actual Allowance Construction Costs exceed the Improvement Allowance and additional deposits (if any) theretofore made by Tenant, and (e) notify Tenant whether there are any Unapplied Tenant Improvement Funds (as defined in Section 17.1.5 below) and, if so, the reduction in Basic Rent pursuant to Section 17.1.5 and the calculation thereof. .

                  17.1.4 INCREASED CONTRIBUTION. Notwithstanding anything in this Article 17 to the contrary, if the Final Reconciliation Notification states that the Allowance Construction Costs exceed the Improvement Allowance, then, provided that no Event of Default then exists under this Lease, at Tenant's option ("INCREASED CONTRIBUTION OPTION"), Landlord will increase its contribution to the cost of designing, constructing and installing the Allowance Improvements in an amount not to exceed an additional Two Hundred Thousand and No/100 Dollars ($200,000.00) ("INCREASED CONTRIBUTION"). If Tenant does not exercise the Increased Contribution Option in writing within five Business Days after receipt of the Final Reconciliation Notification (which written notice will specify the amount of the Increased Contribution Tenant elects to be applied to Allowance Construction Costs otherwise payable by Tenant under this Lease), Tenant will be deemed to have waived its right to exercise the Increased Contribution Option. If

Tenant timely exercises the Increased Contribution Option as described above, the Improvements Allowance will thereafter be deemed to refer to the sum of the Improvements Allowance plus that portion of the Increased Contribution Tenant has so elected to apply to Allowance Construction Costs. Tenant will reimburse Landlord for such Increased Contribution by increasing the Basic Rent for the Lease Term in accordance with this Section 17.1.4. In such an event, annual Basic Rent will be increased by an amount equal to the product of the portion of the Increased Contribution exercised by Tenant multiplied by .2491. For example, if Tenant timely elects to apply $100,000 of the Increased Contribution to Allowance Construction Costs otherwise payable by Tenant under this Lease, then annual Basic Rent will be increased by the amount of $24,910.

         If Tenant exercises its Increased Contribution Option, Landlord and Tenant will enter into an amendment of this Lease setting forth the amount of the Increased Contribution, the terms and conditions of Tenant's reimbursement thereof, and the adjustments to Basic Rent resulting therefrom.

                  17.1.5 UNAPPLIED TENANT IMPROVEMENT FUNDS. Notwithstanding anything in this Lease to the contrary, if the Final Reconciliation Notification determines that the actual Total Tenant Improvement Costs were less than the estimated Tenant Improvements Costs described in Section 11.0 of the Outline Specifications, (which amount is referred to herein as the "UNAPPLIED TENANT IMPROVEMENT FUNDS"), then the Basic Rent otherwise payable by Tenant under this Lease during the initial Term hereof will be reduced by an amount equal to the product of the Unapplied Tenant Improvements Funds multiplied by .0643. For example, if the amount of Unapplied Tenant Improvement Funds is $100,000, then annual Basic Rent will be reduced by the amount of $6,430.

         If Tenant is entitled to a reduction in Basic Rent pursuant to this
Section 17.1.5, then Landlord and Tenant will enter into an amendment of this Lease setting forth the amount of Unapplied Tenant Improvements Funds and the adjustment to Basic Rent resulting therefrom.

                  17.1.6 ISSUED FOR CONSTRUCTION PLANS. Promptly after the Effective Date Landlord will prepare and deliver to Tenant proposed Issued for Construction Plans. Such proposed Issued for Construction Plans will be consistent with the Outline Specifications and the Space Plan. Within five Business Days after Landlord has delivered to Tenant the proposed Issued for Construction Plans, Tenant will notify Landlord of any desired revisions thereto. All such revisions (if any) that Tenant desires must be materially consistent with the Outline Specifications and the Space Plan. If Tenant notifies Landlord within the aforesaid five-Business Day period of Tenant's approval of the proposed Issued for Construction Plans without requesting any revisions thereto, or if Tenant fails to notify Landlord within such five-Business Day period, then the proposed Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. If Tenant notifies Landlord within the aforesaid five-Business Day period and requests revisions to the proposed Issued for Construction Plans which satisfy the conditions of this Section 17.1.6 but which do not constitute Change Orders (as reasonably determined by Landlord), then Landlord will revise the proposed Issued for Construction Plans in accordance with the request, and such revised Issued for Construction Plans will become the final Issued for Construction Plans hereunder, subject to Tenant's final review and approval of such plans. If Tenant fails to notify Landlord of its disapproval or final approval of those revised Issued for Construction Plans within three Business Days, then Tenant will be deemed to have approved those proposed Issued for Construction Plans and the proposed Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. If Tenant notifies Landlord within the aforesaid five-Business Day period and requests revisions to the proposed Issued for Construction Plans which satisfy the conditions of this Section 17.1.6 and which do constitute Change Orders (as reasonably determined by Landlord), then Landlord will notify Tenant, in writing, as to the cost of and the anticipated delay in completing such revisions. Tenant will then notify Landlord, in writing, within three Business Days after its receipt of Landlord's aforesaid notification as to which (if any) of the requested revisions Tenant still desires. If Tenant notifies Landlord within the aforesaid three-Business Day period of its approval of some or all of the requested revisions (and the additional cost and delay thereof), then Landlord will revise the proposed Issued for Construction Plans in accordance with the approval, and such revised Issued for Construction Plans will become the final Issued for Construction Plans hereunder subject to Tenant's final review and approval of such plans. If Tenant fails to notify Landlord of its disapproval or final approval of those revised Issued for Construction Plans within the aforesaid three-Business Day period, then Tenant will be deemed to have approved those proposed Issued for Construction Plans and the proposed Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. If Tenant fails to notify Landlord of its approval or disapproval of some or all of the requested revisions (and the additional cost and delay thereof) within the aforesaid three-Business Day period, then Tenant will be deemed to have withdrawn all of its requested revisions to the proposed Issued for Construction Plans (to the extent that such revisions constitute Change Orders as aforesaid), and the proposed Issued for Construction Plans will automatically become the final Issued for Construction Plans hereunder. All delays in the finalization of the Issued for Construction Plans caused by Tenant's request for any revisions to the proposed Issued for Construction Plans will constitute Tenant Delays hereunder. The final version of the Issued for Construction Plans approved by both Landlord and Tenant will supersede the Outline Specifications except as to any non-construction matters described in the Outline Specifications.

         SECTION 17.2 CHANGE ORDERS. With respect to Tenant's Improvements, Tenant may request Change Orders, so long as the same are reasonably acceptable to Landlord. Anything in this Lease to the contrary notwithstanding, (a) Tenant (and not Landlord) will be responsible and liable hereunder for any delay in the construction of Tenant's Improvements, or any portion thereof, and for any additional costs with respect thereto, to the extent that such delay or additional costs result from a Change Order, and (b) no Change Order will be effected if it is not permitted by applicable building and zoning regulations or other Laws, as the same are then interpreted and enforced by the appropriate authorities having jurisdiction thereof

                  SECTION 17.2.1 CHANGE ORDER PAYMENTS. Before proceeding with any work which is the subject of a Change Order, Landlord may require Tenant to deposit with Landlord an amount equal to Landlord's estimate of the Change Order Cost thereof. Following the completion of Tenant's Improvements, Landlord (a) will determine the actual Change Order Costs of all Change Orders, (b) will reconcile such actual costs with the deposits (if any) theretofore made by Tenant and with any unused Improvement Allowance, and (c) will notify Tenant, in writing, of such determination and reconciliation. In the event that such reconciliation shows that the amount of any deposits theretofore made by Tenant exceeds the actual Change Order Costs of all Change Orders, then the excess will be credited against the Basic Rent payments due hereunder from and after the Commencement Date (beginning with the first Basic Rent payment due after Landlord's delivery of the aforesaid reconciliation notification), until the full amount of such excess has been so applied. In the alternative, at Landlord's sole election, Landlord will pay the full amount of such excess to Tenant within 30 days after Landlord's delivery of the aforesaid reconciliation notification. On the other hand, in the event that such reconciliation shows that the actual Change Order Costs of all Change Orders exceed the sum of any otherwise unused Improvement Allowance and the amount of any deposits theretofore made by Tenant, then Tenant will pay the full amount of such excess to Landlord within 30 days after Landlord's delivery of the aforesaid reconciliation notification.

         17.3 TENANT'S REPRESENTATIVE. Tenant designates Phil Sheingold and Vince Riley, either together or either of them acting alone, as the Tenant's representatives having authority to approve the Issued for Construction Plans, request or approve any Change Order, give and receive all notices, consents, approvals and directions regarding Tenant's Improvements, and to otherwise act for and bind Tenant in all matters relating to Tenant's Improvements.

         17.4 SUBSTANTIAL COMPLETION. Landlord will use commercially reasonable efforts to achieve Substantial Completion of Tenant's Improvements on or before the Delivery Date, subject to delays caused by Tenant Delays and other Force Majeure.

         17.5 PUNCH LIST. Within 20 days after Substantial Completion, Landlord and Tenant (or their respective representatives) will meet to inspect the Premises. Within two Business Days after that inspection Landlord and Tenant, acting reasonably and in good faith, will develop a "punch list" of any Tenant's Improvements items which were either not properly completed or are in need of repair. Landlord will complete (or repair, as the case may be) the items listed on the punch list with commercially reasonable diligence and speed. If Tenant does not inspect the Premises with Landlord as reasonably requested by Landlord prior to or upon Substantial Completion, Tenant will be deemed to have accepted the Premises as delivered, subject to any punch list items Landlord develops and Tenant's rights under Section 17.6.

         17.6 CONSTRUCTION WARRANTY. Landlord warrants Tenant's Improvements against defective workmanship and materials for a period of one year after Substantial Completion. Landlord's sole obligation under this warranty is to repair or replace, as necessary, any defective item caused by poor workmanship or materials if Tenant notifies in writing Landlord of the defective item within such one-year period. Landlord has no obligation to repair or replace any item after such one-year period expires. THIS EXPRESS WARRANTY IS GIVEN AS THE SOLE AND EXCLUSIVE RIGHT AND REMEDY OF TENANT FOR INCOMPLETE OR DEFECTIVE WORKMANSHIP OR MATERIALS OR OTHER DEFECTS IN THE PREMISES IN LIEU OF ANY CONTRACT, TORT, WARRANTY OR OTHER RIGHTS OR CLAIMS, WHETHER EXPRESS OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE UNDER APPLICABLE LAW. ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED. Effective on the expiration of the aforesaid one year warranty, Landlord will (at no expense to Landlord and only to the extent permitted thereunder) make available to Tenant, on a non-exclusive basis, the benefits of any express warranties or guaranties of workmanship or materials given by subcontractors, manufacturers or materialmen which guarantee or warrant against defective workmanship or materials for a period of time in excess of the one year period described above.

         The warranty which is provided hereunder is limited in certain respects, and is conditioned on the following:

(a) Tenant will use Tenant's Improvements only in accordance with the design capacities and criteria established therefor. Tenant acknowledges that any misuse thereof may void the warranty hereunder, and may void any manufacturers' or other warranties which may be assigned or otherwise made available to Tenant hereunder.

(b) The warranty will not extend to the electrical systems, plumbing systems, heating, ventilating and air conditioning systems, fire protection systems or other mechanical systems servicing only the Premises (the maintenance and operation of such systems servicing the balance of the Building are the subject of separate obligations hereunder), unless such systems are maintained and operated in compliance with the manufacturers' specifications therefor by one or more professionals experienced in the maintenance and servicing of such systems, at least through the applicable warranty period.

(c) Any and all work required to be performed under this Section 17.6 will not in any way include, or require Landlord to perform, any routine or appropriate regular maintenance of Tenant's Improvements required to be performed by Tenant during the applicable warranty period as part of Tenant's duties and obligations under this Lease.

(d) The warranty hereunder specifically excludes damages to Tenant's products, equipment or other personal property which may be located within the Premises.

         17.7 TENANT FINISH WORK. All finish work and decoration and other work desired by Tenant and not included within the Tenant's Improvements to be performed by Landlord as set forth in the approved Issued for Construction Plans will be designed, furnished and installed by Tenant at Tenant's sole expense. Tenant will perform all such work in the same manner and following the same procedures as are provided in this Lease for Alterations. Landlord is under no obligation to perform, inspect, or supervise any such work, and Landlord will have no liability or responsibility whatsoever therefore.

         17.8 MILESTONE DATES. In order for Landlord to achieve the scheduled Commencement Date, Tenant will be required to provide certain definitive information, documentation or other materials on certain specific dates. For all purposes under this Lease, any failure or delay of Tenant, or those acting for or under Tenant, to satisfy any scheduled dates which are set forth in this Lease or of which Tenant has been given reasonable advance written or oral notice will constitute a Tenant Delay. Landlord's execution of this Lease notwithstanding any such pre-existing failure or delay will not be considered to be an acquiescence therein or waiver thereof by Landlord.

                                   ARTICLE 18
                              ADDITIONAL PROVISIONS

         18.1 INTENTIONALLY DELETED.


                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

         19.1 NOTICES. All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed delivered within four Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery. Notices delivered by personal delivery are deemed delivered upon receipt or refusal of delivery.

         19.2 TRANSFER OF LANDLORD'S INTEREST. If Landlord Transfers (other than for collateral security purposes) its ownership interest in the Premises, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that
(a) the transferee agrees in writing to assume such obligations, and (b) the transferor delivers or credits to the transferee any funds the transferor holds in which Tenant has an interest (such as a security deposit). Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's releases and indemnity and insurance obligations (and similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

         19.3 SUCCESSORS. Subject to the express provisions of this Lease, the covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

         19.4 CAPTIONS AND INTERPRETATION. The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

         19.5 RELATIONSHIP OF PARTIES. This Lease does not create, between the parties to this Lease, the relationship of principal and agent, or of partnership or joint venture, or any other association or relationship, other than that of landlord and tenant.

         19.6 ENTIRE AGREEMENT; AMENDMENT. The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into and made a part of this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Property Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party against whom its enforcement is sought.

         19.7 SEVERABILITY. If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

         19.8 LANDLORD'S LIMITED LIABILITY. Tenant will look solely to Landlord's interest in the Property for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree. In no event is Landlord or any Landlord Party liable to Tenant or any other person for consequential, indirect, special or punitive damages.

         19.9 SURVIVAL. All of Tenant's obligations under this Lease accruing prior to expiration or other termination of this Lease, or which this Lease contemplates are to survive termination, will survive the expiration or other termination of this Lease until fully paid and/or performed by Tenant. Interest on surviving payment obligations will continue to accrue at the rates stated in this Lease until fully paid. Further, all of Tenant's releases and indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease until any possible Claims to which the same might apply have been absolutely barred by all applicable statutes of limitation.

         19.10 ATTORNEYS' FEES. If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

         19.11 BROKERS. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth herein) and each releases and agrees to indemnify the other from and against any Claims based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified herein) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified herein) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable agreements executed by Landlord for the Property.

         19.12 INTENTIONALLY DELETED.

         19.13 GOVERNING LAW. This Lease is governed by, and must be interpreted under, the internal laws of the State in which the Property is located. Any suit against Landlord or Tenant relating to this Lease must be brought in the county in which the Property is located or, if the suit is brought in federal court, in any federal court appropriate for suits arising in such county; Landlord and Tenant waive the right to bring suit against each other elsewhere.

         19.14 TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         19.15 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

         19.16 INDEPENDENT OBLIGATIONS. Except for any right of offset or abatement which may be expressly and specifically set forth in this Lease, Tenant's covenants and obligations to pay Rent are independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

         19.17 TENANT'S ORGANIZATION DOCUMENTS; AUTHORITY. If Tenant is an entity, Tenant will, within 10 days after Landlord's written request, deliver to
Landlord: (a) Certificate(s) of Good Standing from the state of formation of Tenant and, if different, the State, confirming that Tenant is in good standing under the laws governing formation and qualification to transact business in such state(s); and (b) a copy of Tenant's organizational documents and any amendments or modifications thereof, certified as true, correct and complete by an appropriate official of Tenant. Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized, binding and enforceable obligation of Tenant.

         19.18 FORCE MAJEURE. If Landlord is delayed in or prevented from performing any obligation under this Lease regarding Tenant's Improvements (excluding, however, the payment of money) by reason of Force Majeure, Landlord's performance of such obligation will be excused for a period equal to the period of delay actually caused by the Force Majeure event.

         19.19 MANAGEMENT. Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord's agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to take actions and give notices and demands under this Lease on Landlord's behalf.

         19.20 FINANCIAL STATEMENTS. Tenant will, prior to Tenant's execution of this Lease and within 10 days after Landlord's request at any time during the Term, deliver to Landlord complete, accurate and up-to-date financial statements with respect to Tenant and any Guarantor(s) or other parties obligated upon this Lease, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant's (or Guarantor's, as the case may be) chief financial officer that the same are a true, complete and correct statement of Tenant's (or Guarantor's) financial condition as of the date of such financial statements.

         19.21 NO RECORDING. Tenant will not record this Lease or any memorandum of this Lease.

         19.22 NONDISCLOSURE OF LEASE TERMS. The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant will not, directly or indirectly, disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Property or to any other person or entity other than Tenant's employees, accountants, attorneys, real estate consultants and agents who have a legitimate need to know such information (and who will also keep the same in confidence) unless, and only to the extent, any such disclosure is required by law or appropriate judicial order.

         19.23 CONSTRUCTION OF LEASE AND TERMS. The terms and provisions of this Lease are the result of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by legal counsel and/or other advisors of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease are to be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions are to be interpreted or construed against the party who drafted the same. Landlord's submission of this instrument to Tenant in draft or final form for examination or signature does not constitute any reservation of, or agreement or option to lease, the Premises. When executed by Tenant and delivered to Landlord, this Lease will be construed as an offer from Tenant to lease the Premises on the terms set forth in this Lease. Tenant's offer to lease may be accepted, and a binding agreement between Tenant and Landlord created, only by Landlord's execution of this Lease and delivery of the fully-executed Lease to Tenant. Once so delivered by Landlord, this Lease will be deemed effective as of the Effective Date.

         19.27 NO EXCULPATION FOR NEGLIGENCE. Notwithstanding anything in this Lease to the contrary, to the extent that any provision of this Lease is deemed to require either Landlord or Tenant to exculpate the other for the negligence of the other party or the negligent acts of those claiming by, through or under the other party, in a manner that violates any Laws, then that provision of the Lease will be deemed to be amended so that negligent acts of the party being exculpated are excluded from the other party's obligation to exculpate.

         19.28 NET RENT PROHIBITION. Notwithstanding anything in this Lease to the contrary, for so long as a Mortgage encumbers the Property, the following provisions will apply:

(a) Basic Rent and Additional Rent will not be based in whole or in part on the income or profits derived from the Premises, except for percentage rent based on gross (not net) receipts or sales of Tenant (and then only if, and to the extent, if any, as may hereafter be expressly provided in this Lease, given that no provision for percentage rent is provided in this Lease as of the date hereof);

(b) If the holder of any Mortgage succeeds to Landlord's interest under this Lease and is advised by its counsel that all or any portion of the Basic Rent or Additional Rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code of 1986 or regulations issued thereunder, that Mortgage holder may elect to amend unilaterally the calculation of Basic Rent or Additional Rent so that none of the Basic Rent or Additional Rent payable to that Mortgage holder under this Lease will constitute unrelated business income, provided, however, that such amendment will not increase Tenant's payment obligations or other liability under this Lease to reduce Landlord's obligations under this Lease; and

(c) If the provisions of subsection (b) above apply, and if that Mortgage holder requests, Tenant agrees to execute any document that Mortgage holder deems necessary to effect such amendment of this Lease.

         Tenant acknowledges the foregoing and agrees to incorporate the foregoing provisions in any sublease of all or any portion of the Premises, so that such provisions apply in the same manner to any sublease of all or any portion of the Premises as they apply to the lease of the Premises.

         19.29 ADDITIONAL TRAILER PARKING. Landlord has advised Tenant that (a) Landlord owns a parcel of real property that is adjacent to the Property and is referred to as Incremental Lot 28A on that certain Final Plat for Incremental Lot 28A, Airwest Business Park, Section Three, Phase A, per plat thereof recorded as Instrument Number 2002-00042766 in Plat Cabinet 5, Slide 48, Pages 1A and 1B in Hendricks County, Indiana ("ADJACENT PARCEL"), and (b) the Adjacent Parcel is presently subject to a certain Declaration of Temporary Parking Easement filed for record November 13, 2002 in Public Record Volume 372, page 2620, as Instrument Number 02-38913 in Hendricks County, Indiana, as amended by a certain First Amendment to Declaration of Temporary Parking Easement filed for record in January 12, 2005 as Instrument Number 200500000899 in Hendricks County, Indiana ("PARKING EASEMENT"), which Parking Easement created certain rights in the Adjacent Parcel for the benefit of the owner and occupant of certain property contiguous to the Adjacent Parcel. If, during the Term, Landlord has knowledge of the termination of the Parking Easement, Landlord will advise Tenant in writing of that termination within a reasonable period of time after Landlord's discovery of same. As long as there is then no Event of Default under this Lease, Tenant will have 30 days after receipt of that written notice from Landlord to elect to expand the Property to include the Adjacent Parcel for additional trailer parking ("PROPERTY EXPANSION OPTION"). If Tenant fails to timely exercise the Property Expansion Option as provided above, Tenant will be deemed to have waived its rights under this Section 19.29 and the Property Expansion Option will be deemed to be canceled and of no further force or effect. If Tenant elects to exercise the Property Expansion Option, Landlord and Tenant will enter into a mutually agreeable form of amendment to this Lease which amendment will, in part, (i) expand the Property to include the Adjacent Parcel, (ii) grant to Tenant the right to use the Adjacent Parcel for trailer parking purposes, subject to and in accordance with the terms of this Lease, (c) describe the improvements to be made to the Adjacent Parcel in connection with Tenant's pending use thereof ("ADJACENT PARCEL IMPROVEMENTS"), (iii) provide that any costs associated with the design and construction of the Adjacent Parcel Improvements will be determined in the same manner as Allowance Improvement Costs and will be paid by Tenant, (iv) provide that Basic Rent will not increase in connection with the expansion of the Property to include the Adjacent Parcel, and (v) include such other terms as may be required by Landlord or Tenant in good faith.





                            [SIGNATURE PAGE FOLLOWS]

         Landlord and Tenant have each caused this Lease to be executed and delivered by their duly authorized representatives.

                                     LANDLORD:

                                     Opus North Corporation, an Illinois
                                     corporation

Effective Date:
                                     By: /s/ James B. Heller
                                        ________________________________________

_________________________________    Name: James B. Heller
(to be completed by Landlord)              _____________________________________


                                     Title: President
                                            ____________________________________





                                     TENANT:

                                     Brightpoint North America, L.P., a
                                     Delaware limited partnership

                                     By:  Brightpoint North America, Inc.,
                                          it general partner



                                     By: /s/ Steven E. Fivel
                                        _______________________________________

                                     Name: Steven E. Fivel
                                          ______________________________________

                                     Title: Executive Vice President General
                                            Counsel and Secretary
                                           _____________________________________

                                   EXHIBIT "A"

                                   DEFINITIONS

"ADA" means the accessibility requirements of Title III of the applicable provisions of the Americans with Disabilities Act of 1990.

"ADDITIONAL RENT" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

"AFFILIATE" means, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

"ALLOWANCE CONSTRUCTION COSTS" means the sum of (a) all actual so-called "hard" construction costs of the Allowance Improvements, including, without limitation, the cost of all materials, labor, equipment, hoisting, insurance, taxes and permits (all of which will be documented and verifiable), (b) any Change Order Costs to which Landlord and Tenant (or their respective representatives) have agreed in writing regarding the Allowance Improvements, (c) all actual so-called "soft" costs in connection with the planning, design and construction of the Allowance Improvements, including, without limitation, all architect's, engineer's and design fees, all fees and costs relating thereto and all other consulting fees and costs, (d) the actual cost of all on-site and off-site project management time and other general conditions in connection with the construction of the Allowance Improvements, and (e) a fee equal to 10% of all of the costs described in the foregoing clauses (a), (b), (c) and (d), which fee will be in lieu of overhead and profit, any construction management fees, and any other fees to Landlord. The Allowance Construction Costs will also include the aggregate of all interest costs actually incurred by Landlord, or its subcontractors arising in connection with any resultant delays and any and all enforceable payment obligations under those contracts or modifications to contracts entered into by Landlord or its subcontractors, which are necessary to effectuate the work or a specific Change Order.

"ALLOWANCE IMPROVEMENTS" means those portions of Tenant's Improvements for which an allowance is available, as identified on the Outline Specifications or the final Issued for Construction Plans (i.e. fencing, automatic gate, guardhouse, office improvements, break room improvements, warehouse restroom improvements, receiving office improvements, driver room with restroom improvements, phone repair room improvements, distribution room improvements, i.t. room improvements, epoxy flooring, exterior canopy and fencing and fire allowance).

"ALTERATION" means any change, alteration, addition or improvement to the Premises or Property.

"BANKRUPTCY CODE" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"BASIC RENT" means the basic rent payable by Tenant under this Lease, initially in the amounts specified in the Basic Terms.

"BASIC TERMS" means the terms of this Lease identified as the "Basic Terms" located before Article 1 of this Lease.

"BUILDING" means that certain industrial/warehouse building now existing on the Land.

"BUILDING SQUARE FOOTAGE" means the square footage of the Building as reasonably determined by Landlord and described in the Basic Terms.

"BUSINESS DAYS" means any day other than Saturday, Sunday or a legal holiday in the State.

"CASUALTY" means any physical loss, destruction or damage to property which is caused by (a) fire, windstorm, hail, lightning, vandalism, theft, explosion, collision, accident, flood, earthquake, collapse, or any other peril (including, without limitation, malfunctions or failures of equipment, machinery, sprinkling devices, or air conditioning, heating or ventilation apparatus; occurrences or presence of water, snow, frost, steam, gas, sewage, sewer backup, odors, noise, hail or excessive heat or cold; broken or falling


                                   EXHIBIT "A"
                                   Page 1 of 7
plaster, ceiling tiles, fixtures or signs; broken glass; or the bursting or leaking of pipes or plumbing fixtures); or (b) any other event, occurrence, peril or cause whatsoever, whether similar or dissimilar to the foregoing, whether foreseeable or unforeseeable, and regardless whether covered or coverable by insurance. "CASUALTY" does not include reasonable wear and tear to the Premises, Property or Landlord's Personal Property resulting from the uses permitted under this Lease.

"CERTIFICATE OF OCCUPANCY" means a certificate of occupancy, governmental sign-off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Landlord from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises.

"CHANGE ORDER" means a written order prepared by or on behalf of either Landlord or Tenant, and signed by both Landlord and Tenant, stating in detail the change in the work, and, if appropriate, the increase or decrease to the scope of work, and any anticipated change in the scheduled date for the construction thereof or any change in the cost thereof resulting therefrom; provided, however, that any change in the work generally described in the Outline Specifications or the Space Plan, and any revisions in the Issued for Construction Plans (either as initially proposed or as finalized) which would effect a change from the work generally described in the Outline Specifications or the Space Plan, or in the theretofore finalized Issued for Construction Plans, will constitute a Change Order hereunder, regardless of whether Tenant signs a written order in regard thereto. In the event any Change Order is required (i) by any governmental agency with jurisdiction over the Project, (ii) as a result of field conditions which cannot be reasonably avoided, or (iii) to substitute reasonably equivalent materials to avoid unanticipated delays, strikes or shortages, then Landlord will be authorized to make such changes at Tenant's sole cost and expense and will provide written notice to Tenant.

"CHANGE ORDER COSTS" means the sum of (a) all actual so-called "hard" construction costs thereof, including, without limitation, the cost of all materials, labor, equipment, hoisting, insurance, taxes and permits related thereto (all of which will be documented and verifiable); (b) all actual so-called "soft" costs in connection therewith, including, without limitation, all architect's, engineer's and design fees, and all fees and costs relating to the review and approval thereof; (c) the actual cost of all on-site and off-site project management time and other general conditions in connection therewith; and (d) a fee equal to 10% of all of the costs described in the foregoing clauses (a), (b) and (c), which fee will be in lieu of overhead and profit, any other construction management fees, and any other fees to Landlord. All of the aforesaid actual costs will also include, without limitation, the aggregate of all interest costs actually incurred by Landlord arising in connection with any resultant delays and any and all enforceable payment obligations under those contracts or modifications to contracts entered into by Landlord or its subcontractors, which are necessary to effectuate the Change Order.

"CLAIMS" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any obligation under this Lease.

"COMMENCEMENT DATE" means the earlier of (a) Substantial Completion of Tenant's Improvements, (b) the date Tenant commences business operations in the Premises, or (c) the date Substantial Completion of Tenant's Improvements would have occurred but for Tenant Delay.

"COMMON AREA" means the parking area, driveways, landscaped areas, Building electrical/sprinkler room, and other areas of the Property outside of the Premises which Landlord may designate from time to time as common area.

"CONDEMNING AUTHORITY" means any person or entity with a statutory or other power of eminent domain.

"DELIVERY DATE" means the target date for Landlord's delivery of the Premises to Tenant, which initially is the delivery date specified in the Basic Terms.

"EFFECTIVE DATE" means the date set forth as such by Landlord when Landlord executes this Lease, as indicated on the signature page.

"EVENT OF DEFAULT" means the occurrence of any of the events defined as such in
Section 14.1 of this Lease, or the occurrence of any other event which this Lease expressly labels as an "Event of Default."

                                   EXHIBIT "A"
                                   Page 2 of 7

"EXCESS PROPERTY EXPENSES" means that portion of the Property Expenses, in the aggregate, payable during any calendar year during the Term in excess of the product of the Expense Stop and the Building Square Footage. Excess Property Expenses will be that portion of the Property Expenses, in the aggregate, payable during any calendar year during the Term in excess of the sum of $96,488.10 (being an amount equal to thirty cents ($.30) (the Expense Stop) multiplied by 321,627 (the approximate square footage of the Building)).

"EXPENSE STOP" means Landlord's good faith estimate of Property Expenses for the Building during the calendar year in which the Commencement Date occurs divided by the Building Square Footage. The Expense Stop will be thirty cents ($.30) per square rentable square foot of the Building.

"FAIR MARKET BASIC RENT" means the fair market base rental rate for the Premises for the applicable extension period in relation to comparable (in quality, location and size) space located in the Building and/or the Indianapolis, Indiana area, with due consideration given to the following factors regarding the Premises and Tenant, on the one hand, and the comparable space(s) and tenant(s), on the other hand: (a) the financial condition of the tenant; (b) the location, quality and age of the building(s); (c) the extent and quality of leasehold improvements (existing or to be provided) in the premises; (d) rent abatements, if any; (e) the location of the premises within the building; (f) the length of the term; (g) the nature and extent of services provided by the landlord; (h) expense stops, if any; (i) any other concessions given; and (j) other pertinent factors.

"FINAL RECONCILIATION NOTIFICATION" has the meaning set forth in Section 17.1.3 of this Lease.

"FORCE MAJEURE" means acts of God; strikes; lockouts; labor troubles; inability to procure materials; inclement weather; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or any governmental department; inability to obtain any licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord's reasonable control (including, without limitation, Tenant Delays).

"GUARANTOR" means any person or entity at any time providing a guaranty of all or any part of Tenant's obligations under this Lease.

"HAZARDOUS MATERIALS" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "Hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) oil or any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls,
(v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) infectious waste. It is the intent of the parties hereto to construe the term "Hazardous Materials" in its broadest sense.

"HAZARDOUS MATERIALS LAWS" means any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define Hazardous Materials.

"IMPROVEMENT ALLOWANCE" means the allowance provided by Landlord to Tenant to be applied to the cost of the Allowance Improvements, as specified in the Basic Terms. The Improvement Allowance does not include the Security Allowance, which will be applied separately in accordance with the terms of Section 17.9 hereof.

"INCREASED CONTRIBUTION" has the meaning set forth in Section 17.1.4 of this Lease.

"INCREASED CONTRIBUTION OPTION" has the meaning set forth in Section 17.1.4 of this Lease.

                                   EXHIBIT "A"
                                   Page 3 of 7

"INTERIM RECONCILIATION NOTIFICATION" has the meaning set forth in Section
17.1.3 of this Lease.

"ISSUED FOR CONSTRUCTION PLANS" means the final issued for construction working drawings and specifications that Landlord will initially prepare and submit to Tenant, and which will be finalized in accordance with Section 17.1.6 of this Lease.

"LAND" means that certain real property legally described on the attached EXHIBIT "B."

"LANDLORD" means only the owner or owners of the Property at the time in question.

"LANDLORD PARTIES" means Landlord, Property Manager, their Affiliates, any mortgage lender regarding the Property, and their respective officers, directors, partners, shareholders, members and employees.

"LANDLORD'S PERSONAL PROPERTY" means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Property which is owned or leased by, or is otherwise under the care, custody or control of, Landlord or its agents, employees, contractors, or invitees.

"LANDLORD'S UNRELEASED CASUALTY CLAIMS" means any uninsured loss or deductible amount Landlord incurs as a result of any Casualty to the Premises, Property or Landlord's Personal Property which is caused by the negligent acts or omissions of Tenant, up to a maximum of $25,000 (to be increased 3% per year for inflation during the Term) for any single occurrence.

"LATE DELIVERY DATE" has the meaning set forth in Section 1.2.1 of this Lease.

"LAWS" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Property Rules and Permitted Encumbrances.

"LEASE" means this Multi-Tenant Industrial/Warehouse Lease Agreement, as the same may be amended or modified after the Effective Date.

"MAJOR ALTERATIONS" means Alterations involving any modifications to (a) the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building, or (b) any portion of the Property outside of the interior of the Premises.

"MAXIMUM RATE" means interest at a rate equal to the higher of (a) 12% per annum, or (b) the Prime Rate plus 6% per annum; provided, however, in no event will the Maximum Rate exceed the maximum interest rate permitted by law.

"MORTGAGE" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"NET RENT" means all Rent Landlord actually receives from any reletting of all or any part of the Premises, after first deducting the Re-entry Costs and any other amounts owed by Tenant to Landlord.

"NOTICES" means all notices, deliveries, demands or requests that may be or are required to be given, provided, demanded or requested by either party to the other as provided in this Lease, excluding communications by Landlord regarding Tenant's Improvements which are made to the "tenant representative" appointed by Tenant under Article 17.

"OPERATING EXPENSES" means, subject to the exclusions listed below, all costs, expenses and charges which Landlord pays or incurs in connection with managing, maintaining, repairing and operating the Property, as reasonably determined by Landlord, including, but not limited to, the following: (a) insurance premiums and deductible amounts under any insurance policy; (b) steam, electricity, water, sewer, gas and other utility charges; (c) lawn care and landscaping; (d) re-painting, re-striping, seal-coating, cleaning, sweeping, patching and repairing paved surfaces; (e) snow removal; (f) maintenance and repair of the Building and Common Areas; (g) rubbish removal and other services provided to the Property; (h) property association fees, dues and assessments and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property; (i) wages, benefits and other related costs and expenses


                                   EXHIBIT "A"
                                   Page 4 of 7
payable to and associated with persons at the level of property manager and below whose duties are connected with managing, maintaining, repairing and operating the Property (but only for the portion of such persons' time allocable to the Property); (j) uniforms, supplies, materials and equipment used in connection with managing, maintaining, repairing and operating the Property; (k) replacements required for the normal maintenance, repair and operation of the Property; (l) reasonable management fees; (m) capital improvements installed by Landlord either (i) to comply with changes in Laws or the interpretation or enforcement thereof occurring after the Effective Date, or (ii) with a reasonable expectation of reducing energy costs or other Operating Expenses; provided that in computing Operating Expenses Landlord will amortize the cost of such capital improvements (including reasonable charges for interest on the unamortized amount) over the shorter of (A) their useful life (as reasonably determined by Landlord), and (B) five years; (n) costs, expenses and charges incurred by Landlord in connection with public rights of way or other public facilities, easements or other appurtenances to the Property; and (o) such other costs, expenses and charges as may ordinarily be incurred in connection with managing, maintaining, repairing and operating an industrial/warehouse complex similar to the Property.

Operating Expenses do not include the following: (aa) the cost of capital improvements to the Property, except as provided in clause (m) above; (bb) marketing costs, leasing commissions and tenant expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; (cc) legal expenses incident to Landlord's drafting or enforcement of any lease; (dd) interest or principal payments on any Mortgage of Landlord (except as allowed under clause (m) above); (ee) any expense for which Landlord is directly reimbursed by another tenant other than as an Operating Expense; (ff) the cost of any repairs, restoration or other work for which Landlord is directly reimbursed by insurance proceeds or Taking awards; (gg) any amount paid for products or services to an entity that is an Affiliate of Landlord, but only to the extent such amount exceeds the fair market value of such services and products; (hh) the costs of any utilities which are separately metered to the Premises or to another tenant's premises; (ii) any fines or penalties imposed on Landlord for failing to timely perform its obligations under this Lease; (jj) salaries of employees not related to the management, operation, repair or maintenance of the Property; (kk) any rent payable under any ground lease now or hereafter affecting the Property; (ll) expenses resulting from any violation by Landlord of the terms of any lease of space in the Building; (mm) any bad debt loss, rental loss, or reserves for bad debts or rental loss; (nn) costs (other than the cost of routine maintenance and monitoring) of remediation of Hazardous Materials which are in or on the Property as of the Effective Date and which are classified as Hazardous Materials under Laws in effect as of the Effective Date; or (oo) any costs which would allow Landlord a "double recovery" of any other costs for which Landlord is directly reimbursed other than as an Operating Expense.

"OUTLINE SPECIFICATIONS" has the meaning set forth in Section 17.1 of this Lease.

"PERMITTED ENCUMBRANCES" means all easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or after the Effective Date affecting title to the Property.

"PREMISES" means that certain space situated in the Building shown and designated on the Space plan and described in the Basic Terms.

"PRIME RATE" means the floating per annum rate of interest announced from time to time by LaSalle Bank National Association (or its successors) at Chicago, Illinois as its prime or base rate. The Prime Rate is a base reference rate of interest adopted by a financial institution as a general benchmark from which that financial institution determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness and may not be the lowest available rate any given time. If LaSalle Bank National Association ceases to exist or ceases to offer a Prime Rate, then the Prime Rate will be a similar floating rate offered by a similar financial institution reasonably selected by Landlord.

"PROPERTY" means, collectively, the Land, Building and all other improvements on the Land.

"PROPERTY EXPENSES" means the total amount of Property Taxes and Operating Expenses due and payable with respect to the Property during any calendar year of the Term.

"PROPERTY MANAGER" means the property manager named in the Basic Terms or any successor property manager Landlord may appoint from time to time to manage the Property.

"PROPERTY RULES" means those certain rules attached to this Lease as EXHIBIT "E," as Landlord may amend the same from time to time.

                                   EXHIBIT "A"
                                   Page 5 of 7

"PROPERTY TAXES" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term "Property Taxes" does not include Landlord's state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar year.

"RE-ENTRY COSTS" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises after an Event of Default, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises; (b) recovering possession of the Premises, removing persons and property from the Premises and storing such property (including court costs and reasonable attorneys' fees); (c) renovating or altering the Premises; and/or (d) reletting the Premises (including without limitation real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises). "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

"RENT" means, collectively, Basic Rent and Additional Rent.

"RENT TAX" means any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the State or any city, municipality or political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent or other charges payable under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease; provided, that "Rent Tax" does not include any federal, state or local income tax or other tax, however denominated, which is applied to or measured by the net income of Landlord.

"SECURITY DEPOSIT" means the security deposit to be provided to Landlord in the amount set forth in the Basic Terms.

"SPACE PLAN" means the space plan attached hereto and made a part hereof as EXHIBIT "F-2."

"STATE" means the State in which the Property is located.

"SUBSTANTIAL COMPLETION" means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Premises, or (b) if a Certificate of Occupancy is not required as a condition to Tenant's lawful occupancy of the Premises, the date that the Tenant's Improvements are substantially completed (subject to punch list items) and may be used by Tenant for their intended purposes (subject to Tenant's installation of fixtures and other improvements not included in Tenant's Improvements in connection therewith), as confirmed in writing by Landlord's architect; provided that if either (a) or (b) is delayed or prevented because of work Tenant is responsible for performing in the Premises, "Substantial Completion" means the date that all of Landlord's work which is necessary for either (a) or (b) to occur has been performed (subject to punch list items) and Landlord has made the Premises available to Tenant for the performance of Tenant's work.

"TAKING" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

"TENANT" means the tenant identified in this Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in this Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's express or implied permission.



                                   EXHIBIT "A"
                                   Page 6 of 7

"TENANT DAMAGE" means any loss, destruction or damage to the Premises, Property or Landlord's Personal Property to the extent caused by (a) gross negligence or reckless or intentionally wrongful acts, omissions or conduct of Tenant, (b) any waste or excessive wear and tear caused or permitted by Tenant, (c) any unauthorized modifications or Alterations caused or permitted by Tenant; (d) Tenant's installation or removal of any Alterations or Tenant's Personal Property; (e) Tenant's failure to surrender possession of the Premises in accordance with the requirements of Article 16 hereof; or (f) the negligent acts or omissions of Tenant, but only to the extent of any uninsured loss or deductible amount Landlord incurs as a result thereof, up to a maximum of $25,000 (to be increased 3% per year for inflation during the Term for any single occurrence).

"TENANT DELAY" means any delay caused or contributed to by Tenant, including, without limitation, with respect to Tenant's Improvements, Tenant's failure to timely approve a space plan for Tenant's Improvements, Tenant's failure to timely approve the Issued for Construction Plans, and any delay from any revisions Tenant proposes to the approved Issued for Construction Plans. A Tenant Delay excuses Landlord's performance of any obligation related thereto for a period equal to (a) the duration of the act, occurrence or omission that constitutes the Tenant Delay, or (b) if longer, the period of delay actually caused by such Tenant Delay.

"TENANT PARTIES" means the tenant identified in this Lease, it's Affiliates, and their respective officers, directors, partners, shareholders, members and employees.

"TENANT'S IMPROVEMENTS" means the initial improvements to the Premises which are designed and installed as provided in Article 17.

"TENANT'S PERSONAL PROPERTY" means any trade fixtures, inventory, equipment, vehicles, or other personal property of any type or kind located at or about the Property which is owned or leased by, or is otherwise under the care, custody or control of, Tenant or its agents, employees, contractors, or invitees.

"TENANT'S SHARE OF EXCESS PROPERTY EXPENSES" means the product obtained by multiplying the amount of Excess Property Expenses for the period in question by the Tenant's Share of Excess Property Expenses Percentage.

"TENANT'S SHARE OF EXCESS PROPERTY EXPENSES PERCENTAGE" means the percentage computed by (a) dividing the rentable square feet of the Premises by the total rentable square feet of the Building and (b) multiplying the quotient by 100 and is subject to adjustment from time to time based on corrective measurement of the Premises or the Building by Landlord.

"TENANT'S UNRELEASED CASUALTY CLAIMS" means any uninsured loss or deductible amount Tenant incurs as a result of any Casualty to Tenant's Personal Property which is caused by the negligent acts or omissions of Landlord or any Landlord Party, up to a maximum of $25,000 (to be increased 3% per year for inflation during the Term) for any single occurrence.

"TENANT USERS" means the Tenant Parties and Tenant's agents, representatives, contractors, subcontractors, invitees, guests, clients, and any other persons or entities who use, occupy or enter upon the Premises or the Property in connection with Tenant's use and occupancy of the Premises.

"TERM" means the initial term of this Lease specified in the Basic Terms and, if applicable, any exercised extension period then in effect.

"TOTAL TENANT IMPROVEMENTS COSTS" means all costs associated with the design and construction of Tenant's Improvements (including the Allowance Improvements). The Total Tenant Improvement Costs will be determined in the same manner as Allowance Improvements Construction Costs.

"TRANSFER" means an assignment, mortgage, pledge, transfer, sublease, license or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any right, title or interest in or created by this Lease or the Premises. The term "Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant or any Guarantor that results or could result in a change of control of Tenant or any Guarantor.

"UNAPPLIED TENANT IMPROVEMENT FUNDS" has the meaning set forth in Section 17.1.5 of this Lease

                                   EXHIBIT "A"
                                   Page 7 of 7

                                   EXHIBIT "B"

                          LEGAL DESCRIPTION OF THE LAND


A part of the Northwest and Northeast Quarters of Section 6, Township 14 North, Range 2 East, Hendricks County, Indiana, being a part of Airwest Business Park, Section Three, Phase A the plat of which is recorded in Plat Cabinet 3, slide 137, page 1 and 2 in the Office of the Recorder of Hendricks County, Indiana, described as follows: Commencing at the cross atop a concrete post marking the northwest corner of the Northwest Quarter of said Section 6; thence North 89 degrees 05 minutes 54 seconds East along the north line of said Northwest Quarter 1,781.85 feet to the northeast corner of said Northwest Quarter; thence South 00 degrees 09 minutes 29 seconds East along the east line of said Northwest Quarter 720.37 feet to the south right-of-way line of Airwest Boulevard and the POINT OF BEGINNING of this description: thence North 89 degrees 05 minutes 54 seconds East along said south right-of-way line 466.92 feet to the northwest corner of the parcel of land known as Incremental Lot 23 of Airwest Business Park, Section Three, Phase A; thence South 00 degrees 30 minutes 48 seconds East along the west line of said parcel 996.23 feet; thence South 89 degrees 29 minutes 12 seconds West 316.00 feet; thence South 00 degrees 30 minutes 48 seconds East a distance of 160.00 feet to the north line of the parcel of land known as Incremental Lot 18 of Airwest Business Park, Section Three, Phase A, the plat of which is recorded in Plat Cabinet 4, slide 148, page 2 and slide 149, page 1 in said Recorder's office; thence South 89 degrees 29 minutes 12 seconds West along said north line 408.60 feet to the east right-of-way line of Perry Road; thence North 00 degrees 54 minutes 06 seconds West along said east right-of-way line 361.29 feet; thence South 89 degrees 05 minutes 54 seconds West 25.00 feet to the east boundary line of Airwest Business Park, Section Two, the plat of which is recorded in Plat Cabinet 3, pages 1 and 2, slides 37 and 38 in said Recorder's office; thence North 00 degrees 54 minutes 06 seconds West along said east boundary line 745.00 feet; thence Northerly, Northeasterly, and Easterly along said east boundary line 70.69 feet along an arc to the right and having a radius of 45.00 feet and subtended by a long chord having a bearing of North 44 degrees 05 minutes 54 seconds East and a length of 63.64 feet; thence North 89 degrees 05 minutes 54 seconds East along said east boundary line and the south right-of-way line of Airwest Boulevard
245.50 feet to the POINT OF BEGINNING and containing 18.578 acres, more or less. The bearings in this description are based upon the bearing system for Airwest Business Park.






                                   EXHIBIT "B"
                                   Page 1 of 1

                                   EXHIBIT "C"

                                    SITE PLAN








                                   EXHIBIT "C"
                                   Page 1 of 1

                                   EXHIBIT "D"

                          COMMENCEMENT DATE MEMORANDUM

         THIS MEMORANDUM is made and entered into as of [_______________,____] by and between Opus North Corporation, an Illinois corporation, as Landlord, and [____________________], as Tenant.

                                    RECITALS:

         A. Landlord and Tenant are parties to a certain Multi-Tenant Industrial/Warehouse Lease Agreement dated as of [________, 2002 ("Lease"), relating to certain premises ("Premises") located in the building commonly known as "__________________" located at _________________ ("Building").

         B. All capitalized terms not otherwise defined in this Memorandum have the meanings given them in the Lease.

         C. Landlord and Tenant desire to confirm the Commencement Date, the size of the Premises and Building, the monthly Basic Rent installment amounts, and the date the initial Term of the Lease expires and the notice date(s) and expiration date(s) of any extension periods provided to Tenant under the Lease.

                                ACKNOWLEDGMENTS:

         Pursuant to Section 1.2 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

         1.       The Commencement Date under the Lease is [___________].

         2.       The Premises contains ____________ rentable square feet.

         3.       The Building contains ____________ rentable square feet.

         4.       Monthly installments of Basic Rent:

                  Months                        Basic Rent
                  ------                        ----------
                  _______                            $___________
                  _______                            $___________
                  _______                            $___________

         5.       Initial Tenant's Share of Excess Property Expenses Percentage:
                  ______% [IF DIFFERENT FROM BASIC TERMS]

         6. The initial Term of the Lease expires on [_____________], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

         7. Tenant must exercise its right to extend the Term, if at all, by notifying Landlord no later than ___________________, subject to the conditions and limitations set forth in the Lease.

         8.       If so extended, the Term will expire on _________________.


         Landlord and Tenant have each caused this Memorandum to be executed and delivered by their duly authorized representatives as of the day and date first written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.


                                   EXHIBIT "D"
                                   Page 1 of 2

                                      LANDLORD:

                                      Opus North Corporation, an Illinois
                                      corporation


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Its:______________________________________


                                      TENANT:
                                      [________________________________________]


                                      By:_______________________________________
                                      Name:_____________________________________
                                      Its:______________________________________




                                   EXHIBIT "D"
                                   Page 2 of 2

                                   EXHIBIT "E"

                                 PROPERTY RULES



         The following Property Rules apply to and govern Tenant's use of the Premises and Property. Capitalized terms have the meanings given in the Lease, of which these Property Rules are a part. Tenant is responsible for all Claims arising from any violation of the Property Rules by Tenant.

1. No awning or other projection may be attached to the outside walls of the Premises or Property. No curtains, blinds, shades or screens visible from the exterior of the Premises may be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord in writing.

2. No sign, lettering, picture, notice or advertisement which is visible from the exterior of the Premises or Property may be installed on or in the Premises without Landlord's prior written consent, and then only in such manner, character and style as Landlord may have approved in writing.

3. Tenant will not obstruct sidewalks, driveways, parking areas or any other Common Area in and about the Property used in common with other tenants.

4. Tenant will not create or allow obnoxious or harmful fumes, odors, smoke or other discharges which may be offensive to the other occupants of the Property or neighboring properties, or otherwise create any nuisance.

5. The Premises may not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

6. Tenant will not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices or other equipment that emit excessive sound or other waves or disturbances or which may be offensive to the other occupants of the Property, or that may unreasonably interfere with the operation of any device, equipment, computer, video, radio, television broadcasting or reception from or within the Property or elsewhere.

7. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping valuable items locked up and doors locked and other means of entry to the Premises closed and secured after business hours and at other times the Premises is not in use.

8. Unless, expressly permitted by Landlord, no additional locks or similar devices may be attached to any door or window and no keys other than those provided by Landlord may be made for any door. If more than two keys for one lock are desired by the Tenant, Landlord will provide the same upon payment by the Tenant. Upon termination of this Lease or of Tenant's possession, Tenant will surrender all keys of the Premises and will explain to Landlord all combination locks on safes, cabinets and vaults.

9. If Tenant installs satellite dishes, antennae or similar equipment, Tenant will first obtain Landlord's written approval, and comply with Landlord's instructions in their installation.

10. The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances may be thrown therein.

11.      Tenant will not overload any utilities serving the Premises.

12. Tenant will not locate or store any equipment, materials, supplies or other property outside of the interior of the Premises.

13. All loading, unloading, receiving or delivery of goods, supplies, furniture or other items will be made only through entryways provided for such purposes. No deliveries may be made which unreasonably impede or interfere with other tenants or the operation of the Property.

                                   EXHIBIT "E"
                                   Page 1 of 3

14. Canvassing, soliciting, and peddling in or about the Property is prohibited and Tenant will cooperate to prevent the same.

15. Tenant will store all its trash and garbage in proper receptacles or other facilities for such purpose located in the areas designated therefor by Landlord.

16. Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. Tenant will not park or permit parking in any areas designated by Landlord for parking by visitors to the Property or for the exclusive use of tenants or other occupants of the Property.

18. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the parking facilities will remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated or obstructed in any manner. Such devices are not transferable and any device in the possession of an unauthorized holder will be void. Landlord may charge a fee for parking stickers, cards or other parking control devices supplied by Landlord.

19. Parking is prohibited (a) in areas not striped for parking; (b) in aisles; (c) where "no parking" signs are posted; (d) on ramps; (e) in cross-hatched areas; (f) in loading areas; and (g) in such other areas as may be designated by Landlord.

20. All responsibility for damage, loss or theft to vehicles and the contents thereof is assumed by the person parking their vehicle.

21. Landlord reserves the right to refuse parking identification devices and parking rights to Tenant or any other person who fails to comply with the Property Rules applicable to the parking areas. Any violation of such rule will subject the vehicle to removal, at such person's expense.

22. Tenant will be responsible for the observance of all of the Property Rules by Tenant (including, without limitation, all Tenant Users).

23. Landlord may, from time to time, waive any one or more of these Property Rules for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a continuing waiver of such Property Rule(s) in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Property Rule(s) against Tenant or any or all of the tenants of the Property.

24. These Property Rules are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the other terms, covenants, agreements and conditions of the Lease. In the event of any conflict between these Property Rules and any express term or provision otherwise set forth in the Lease, such other express term or provision of the Lease is controlling.



                                   EXHIBIT "E"
                                   Page 2 of 3

                                  EXHIBIT "F-1"

                       PRELIMINARY OUTLINE SPECIFICATIONS




                                   EXHIBIT "F"
                                   Page 1 of 1

                                  EXHIBIT "F-2"

                                   SPACE PLAN



                                   EXHIBIT "G"
                                   Page 1 of 1